Exhibit 10.37

EXECUTION VERSION

AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 31st day of December, 2021, and amends and is supplemental to that certain amended and restated senior secured term loan credit facility agreement dated as of September 28, 2018 (as amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment, the “Credit Facility Agreement” and the Credit Facility Agreement as in effect immediately prior to giving effect to this Amendment, the “Existing Credit Facility Agreement”), and is by and among (1) SEACOR OSV PARTNERS I LP, a Delaware limited partnership (the “Partnership”), and SEACOR BRAVE LLC, SEACOR CHIEF LLC, SEACOR COURAGEOUS LLC, SEACOR FEARLESS LLC, and SEACOR RESOLUTE LLC, each a Delaware limited liability company (the “Vessel Owners”) as joint and several original borrowers (the “Existing Borrowers”), (2) SEACOR OFFSHORE OSV LLC, a Delaware limited liability company, as incoming borrower (the “Incoming Borrower” and together with the Vessel Owners, the “Borrowers”), the banks and financial institutions listed on Schedule I of the Credit Facility Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 of the Credit Facility Agreement, the “Lenders”), (4) DNB BANK ASA, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as security trustee (in such capacity, the “Security Trustee”), and (5) COMERICA BANK, as facility agent. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Facility Agreement.

W I T N E S S E T H

WHEREAS, the Existing Borrowers have notified the Lenders that the Partnership has entered into an Agreement of Plan and Merger dated as of December 22, 2021, pursuant to which the Partnership will merge with and into the Incoming Borrower with the Incoming Borrower as the surviving entity, all of the limited liability interests of which will be beneficially owned by SEACOR Marine Holdings Inc., a Delaware corporation (the “Guarantor”), and all of the limited liability interests in the Vessel Owners will be directly owned by the Incoming Borrower (the “Transaction”);

WHEREAS, in connection with the foregoing, the Lenders and the Existing Borrowers have agreed to, among other things, amend and restate the Existing Credit Facility Agreement to reflect (i) the merger of the Partnership with and into the Incoming Borrower, (ii) the ownership of the Pledged Interests by the Incoming Borrower, (iii) the addition of the Guarantor, as a guarantor, (iv) the extension of the Final Payment Date and (v) certain additional terms as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment of the Credit Facility Agreement and Transaction Documents. The parties hereto agree that on the Effective Date (as hereinafter defined):

(a)All references to “this Agreement” shall be deemed to refer to the Credit Facility Agreement, as amended hereby, and each reference to the “Credit Facility Agreement”, including any prior iteration thereof, in any Transaction Document shall be deemed to be a reference to the Credit Facility Agreement as amended, supplemented or otherwise modified from time to time, including but not limited to as amended and restated by this Amendment.

(b)The Existing Credit Facility Agreement is hereby amended and restated in its entirety in the form attached as Annex A hereto.

(c)Schedule I of the Existing Credit Facility Agreement is hereby amended and restated in its entirety in the form attached as Annex B hereto.

(d)Exhibit A (Form of Promissory Note) of the Existing Credit Facility Agreement is hereby deleted and replaced with Exhibit A (Form of Note) in the form attached as Annex C hereto.

(e)Exhibit C (Form of Compliance Certificate) of the Existing Credit Facility Agreement is hereby deleted and replaced with Exhibit C (Form of Compliance Certificate) in the form attached as Annex D hereto.

(f)Exhibit G-2 (Form of Mortgage Amendment) of the Existing Credit Facility Agreement is hereby supplemented by the Form of Mortgage Amendment attached as Annex E hereto.

(g)Exhibit H (Form of Pledge Agreement) of the Existing Credit Facility Agreement is hereby deleted and replaced with Exhibit H (Form of Pledge Agreement) in the form attached as Annex F hereto.

(h)Exhibits I-1, Exhibit I-2, Exhibit I-3 and Exhibit I-4 of the Existing Credit Facility Agreement are hereby deleted in their entirety.

(i)A new Exhibit L (Form of Guaranty) is added to the Existing Credit Facility Agreement in the form attached hereto as Annex G.

2.Conditions to the Effectiveness of this Amendment. This Amendment shall become effective simultaneously with the consummation of the Transaction provided that each of the following conditions have been satisfied (the “Effective Date”):

(a)Amendment. The parties hereto shall have duly executed and delivered this Amendment.

(b)Borrowers and Guarantor Authority. The Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:

(i)copies, certified as true and complete by an officer of each of the Borrowers and Guarantor, of the resolutions of the directors, members or managers thereof and resolutions of the partners, members, or shareholders thereof evidencing approval of the Transaction Documents to which each is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

(ii)copies, certified as true and complete by an officer of each of the Borrowers and Guarantor, of the certificate of formation, certificate of incorporation, the operating agreement, limited liability company agreement, bylaws or management agreement, as the case may be, or equivalent constituent document thereof;

(iii)copies, certified as true and complete by an officer of each of the Borrowers and Guarantor, of the names and true signatures of the officers of such

Borrowers and Guarantor authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(iv)certificate of an authorized officer of each of the Borrowers and Guarantor certifying as to the record ownership of all of its issued and outstanding shares or membership interests, as the case may be;

(v)certificate of the jurisdiction of the Borrowers and Guarantor as to the good standing thereof; and

(vi)a certificate signed by the Chairman, President, Executive Vice President, Treasurer, Comptroller, Controller or chief financial officer of each of the Borrowers and Guarantor to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of the Borrowers and Guarantor contained in the Credit Facility Agreement are true and correct as of the date of such certificate.

(c)The Notes. Each of the Borrowers shall have duly executed and delivered each of the Notes to the Administrative Agent (for distribution to the Lenders) and the Lenders shall have marked each of the notes, if any, issued by the Existing Borrowers pursuant to the terms of the Existing Credit Facility Agreement as “Cancelled” immediately upon its receipt of a new Note under this paragraph (c), and use commercially reasonable efforts to return such previously issued notes to the Existing Borrower.

(d)Mortgage Amendments. The Administrative Agent shall have received satisfactory evidence that (i) an amendment to each of the Mortgages covering the Vessels has been submitted for filing on the Effective Date with the appropriate authorities for the United States or Marshall Islands, as applicable, reflecting the terms of this Amendment, and (ii) that each such mortgage amendment has been recorded by such relevant authorities no later than thirty (30) days following the Effective Date hereof and continues to constitutes a first priority mortgage lien securing, among other things, the Credit Facility Agreement, as amended and restated hereby.

(e)Pledge Agreement. The Incoming Borrower shall have executed and delivered to the Administrative Agent the Pledge Agreement together with (i) the Pledged Interests of each Borrower (other than the Partnership and the Incoming Borrower) and (ii) instruments of transfer, proxies and any and all other documents or instruments required by the Pledge Agreement.

(f)Guaranty. The Guarantor shall have executed and delivered the Guaranty to the Administrative Agent.

(g)Legal Opinions. The Administrative Agent, on behalf of the Agents and the Lenders, shall have received opinions addressed to the Administrative Agent from Watson Farley & Williams LLP, special counsel to the Security Parties for this transaction, in such form as the Administrative Agent may require, as well as such other legal opinions as the Lenders shall have required as to all or any matters under the laws of the State of Delaware, the State of New York, the Republic of the Marshall Islands, the United States of America and such other jurisdictions as the Administrative Agent may deem relevant, covering certain of the representations and warranties and conditions which are the subjects of Sections 2 and 4 of the Credit Facility Agreement, respectively.

(h)Fees. The Borrowers shall have paid on or before the Effective Date (i) an amendment fee to the Administrative Agent, for the ratable benefit of the Lenders, in an amount equal to 50 basis points on the total amount of the Facility as of the Effective Date, which fee shall be deemed earned in full on the Effective Date and shall be nonrefundable, and (ii) any outstanding fees due to the Creditors under the Credit Facility Agreement.

(i)Searches; Filings.

(i)The Administrative Agent shall have received copies, dated as of a recent date, of UCC searches in such jurisdictions as the Administrative Agent shall reasonably request relating to the Incoming Borrower, accompanied by evidence (including any UCC termination statements) that the Liens indicated in any such UCC search results constitute Permitted Liens; and

(ii)The Administrative Agent shall have received evidence that Uniform Commercial Code Financing Statements and all other filings necessary to establish, protect and perfect the Collateral granted on the Effective Date, have been filed, or will be filed upon the Effective Date, in such jurisdictions as the Administrative Agent may reasonably require.

(j)Completion of Transaction; Repayment of PIK Loan. The Administrative Agent shall have received satisfactory evidence that the transactions contemplated by the Transaction have been completed, including the repayment or forgiveness in full of the PIK Loan (including all principal, interest, PIK interest and other amounts due thereunder) and the release of the preferred mortgages over each of the Vessels securing the PIK Loan.

(k)Licenses, Consents and Approvals. The Administrative Agent shall have received satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions contemplated by this Amendment have been obtained.

(l)Know-Your-Customer. The Administrative Agent and the Lenders shall have received such documentation and other evidence as is reasonably requested in order for each to carry out and be satisfied with the results of all necessary “know your customer” or other checks which it is required to carry out in relation to the transactions contemplated by this Amendment, including without limitation obtaining, verifying and recording certain information and documentation that will allow the Agent and each of the Lenders to identify the Incoming Borrower in accordance with the requirements of the Patriot Act.

(m)No Event of Default. No Default or Event of Default having occurred and being continuing.

(n)Representations and Warranties. The representations stated in Section 2 of the Credit Facility Agreement being true and correct (or will be true and correct after giving effect to the Transaction) as if made on that date.

3.Accession of Incoming Borrower; Confirmation of Obligations.

(a)Upon the Effective Date, the Incoming Borrower hereby agrees to become a Borrower and to be bound by the terms of the Credit Facility Agreement and the other Transaction Documents as a Borrower and undertakes to perform all the obligations expressed to be assumed by a Borrower under the Credit Facility Agreement and the other Transaction Documents.

(b)Each of the Vessel Owners hereby agrees and confirms that the Collateral granted by it under the Security Documents to which it is a party, and any and all of its obligations thereunder, shall continue in full force and effect after the entry into and effectiveness of this Amendment and shall continue to secure the obligations under the Credit Facility Agreement as amended hereby and the other Transaction Documents.

4.Release of Borrower Affiliated Lender. Upon the Effective Date, the portion of the Facility (as defined in the Existing Credit Facility Agreement) made available by SEACOR Marine Capital Inc. is hereby deemed repaid in full and its Commitment is hereby cancelled, and SEACOR Marine Capital Inc. shall cease to be a Lender under the Credit Facility Agreement.

5.Release of Certain Collateral.   Upon the Effective Date, the Security Trustee hereby releases:

(a)the Partnership and the General Partner from any and all of its obligations under the Capital Call Rights Agreement dated November 18, 2013;

(b)the Partnership from any and all of its obligations under the Amended and Restated Debt Service Reserve Account Pledge dated September 28, 2018, made by the Partnership and the Security Trustee relating to the Debt Service Reserve Account;

(c)the Partnership from any and all of its obligations under the Amended and Restated Dry-Docking Reserve Account Pledge dated September 28, 2018, made by the Partnership and the Security Trustee relating to the Dry-Docking Reserve Account;

(d)each Existing Borrower from any and all of its obligations under the Amended and Restated Earnings Account Pledges each dated September 28, 2018, made by the relevant Existing Borrower and the Security Trustee relating to such Existing Borrower’s Earnings Account(s); and

(e)the Existing Borrowers from any and all of their obligations under the Amended and Restated Accounts Control Agreement dated September 28, 2018, made by and among the Existing Borrowers, the Security Trustee and DNB Bank ASA, Grand Cayman Branch, as the account bank, relating to each of the Existing Borrowers’ accounts described therein; and reassigns to each Existing Borrower, as applicable, all of the Security Trustee’s rights, title and interest, in and to the Collateral pledged therein. The Security Trustee agrees to execute and deliver all such other documents as may be reasonably necessary to give effect to this Section 5 at the Borrowers’ cost in connection with terminating the Collateral created by any or all of the foregoing documents, including preparing and filing Uniform Commercial Code termination statements and delivering notices of termination of account control agreements.

6.Expenses. The Borrowers hereby agree to pay to the Agents all reasonable expenses related to this Amendment in accordance with Section 13.2 of the Credit Facility Agreement, including any expenses of preparation, negotiation, execution and administration of this Amendment and the reasonable fees and disbursements of the Agents’ and Lenders’ counsel in connection herewith.

7.Representations and Warranties. Each of the Borrowers and the Partnership represents and warrants to the Administrative Agent that:

(a)all principal, interest, PIK interest, and other amounts owed under the PIK Loan Agreement (as defined in the Existing Credit Facility Agreement) shall have been paid in full on or prior to the Effective Date;

(b)all acts, filings, conditions and things required to be done and performed and to have happened (including, without limitation, the obtaining of all necessary corporate or shareholder approvals and all governmental approvals, including those of any monetary or exchange control authority) precedent to the entering into of this Amendment to constitute this Amendment the duly authorized, legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws; and

(c)immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Facility Agreement, as amended hereby (with the exception of the representation set forth in Section 2.1(u)), are true and correct in all material respects and no Event of Default shall have occurred and be continuing.

8.No Defaults. Each of the Borrowers hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

9.Covenants. Each of the Borrowers hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Facility Agreement, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings so long as the Credit Facility Agreement, as amended hereby, shall remain in effect.

10.No Other Amendment. All other terms and conditions of the Credit Facility Agreement and each other Transaction Document shall remain in full force and effect and the Credit Facility Agreement and each other Transaction Document shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be. All amendments of the Credit Facility Agreement entered into prior to the date of this Amendment remain in full force and effect.

11.Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

12.Transaction Document. This Amendment is hereby designated by the Administrative Agent and the Borrowers as a Transaction Document.

13.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or representatives as of the date first above written.

EXISTING BORROWERS:

SEACOR OSV PARTNERS I LP
By:	SEACOR OSV PARTNERS GP LLC, its General Partner

By:	/s/Jesús Llorca
Name: Jesús Llorca
Title: Manager

SEACOR BRAVE LLC

By:	/s/Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR CHIEF LLC

By:	/s/Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR COURAGEOUS LLC

By:	/s/Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR FEARLESS LLC

By:	/s/Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR RESOLUTE LLC

By:	/s/Jesús Llorca
Name: Jesús Llorca
Title: Vice President

[Signature Page to Amendment No. 7 to OSV A&R Loan]

INCOMING BORROWER:

SEACOR OFFSHORE OSV LLC

By:	/s/Jesús Llorca
Name: Jesús Llorca
Title: Vice President and Treasurer

DNB BANK ASA, New York Branch as Administrative Agent and Security Trustee

By:	/s/ L. Taylor Coley
Name: L. Taylor Coley
Title: Attorney in Fact

DNB CAPITAL LLC, as Lender

By:	/s/ L. Taylor Coley
Name: L. Taylor Coley
Title: Attorney in Fact

COMERICA BANK as Facility Agent and Lender

By:	/s/Leslie B. Higginbotham
Name: Lesley B. Higginbotham
Title: Vice President

SEACOR MARINE CAPITAL INC. as Lender

By:	/s/Jesús Llorca
Name: Jesús Llorca
Title: Vice President and Treasurer

[Signature Page to Amendment No. 7 to OSV A&R Loan]

Annex A

Amendments to Existing Credit Facility Agreement

Annex A

SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENTPROVIDING FOR A

SENIOR SECURED TERM LOAN OF UP TO US$18,052,311.80

SEACOR OFFSHORE OSV LLC SEACOR BRAVE LLC, SEACOR CHIEF LLC, SEACOR COURAGEOUS LLC, SEACOR FEARLESS LLC

and

SEACOR RESOLUTE LLC,

as Joint and Several Borrowers, AND

The Banks and Financial Institutions listed on Schedule I hereto, as Lenders,

AND

DNB MARKETS, INC.,

as Bookrunner and Mandated Lead Arranger, AND

DNB BANK ASA, NEW YORK BRANCH,

as Administrative Agent and Security Trustee, AND

COMERICA BANK,

as Facility Agent

December 31, 2021

	11.6	Lender's Certificate Conclusive	55
	11.7	Compensation for Losses	55
12	CURRENCY INDEMNITY		55
	12.1	Currency Conversion	55
	12.2	Change in Exchange Rate	55
	12.3	Additional Debt Due	55
	12.4	Rate of Exchange	55
13	FEES AND EXPENSES		56
	13.1	Fees	56
	13.2	Expenses	56
14	APPLICABLE LAW, JURISDICTION AND WAIVER		56
	14.1	Applicable Law	56
	14.2	Jurisdiction	56
	14.3	WAIVER OF IMMUNITY	57
	14.4	WAIVER OF JURY TRIAL	57
15	THE AGENTS		57
	15.1	Appointment of Agents	57
	15.2	Appointment of Security Trustee	57
	15.3	Distribution of Payments	58
	15.4	Holder of Interest in Notes	58
	15.5	No Duty to Examine, Etc	58
	15.6	Agents as Lenders	58
	15.7	Acts of the Agents	58
	15.8	Certain Amendments	59
	15.9	Assumption re Event of Default	59
	15.10	Limitations of Liability	59
	15.11	Indemnification of the Agent and Security Trustee	60
	15.12	Consultation with Counsel	60
	15.13	Resignation	60
	15.14	Representations of Lenders	60
	15.15	Notification of Event of Default	60
	15.16	Sharing of Payments, Etc	61
	15.17	Erroneous Payments	61
16	NOTICES AND DEMANDS		62
	16.1	Notices	62
17	MISCELLANEOUS		62
	17.1	Right of Set-off	62
	17.2	Time of Essence	63
	17.3	Unenforceable, etc., Provisions - Effect	63
	17.4	References	63
	17.5	Further Assurances	63
	17.6	Prior Agreements, Merger	63
	17.7	Entire Agreement; Amendments	63
	17.8	Indemnification	64
	17.9	USA Patriot Act Notice; Bank Secrecy Act	64
	17.10	CEA Eligible Contract Participant	65
	17.11	Counterparts; Electronic Delivery	65
	17.12	Headings	65
	17.13	Agreement Represents Amendment and Restatement	65
	17.14	Confidentiality	65
	17.15	Contractual Recognition of Bail-in	66

SCHEDULES
I	The Lenders and the Commitments
II	Approved Ship Brokers

TABLE OF CONTENTS

(continued)

EXHIBITS

A	Form of Note
B	Reserved
C	Form of Compliance Certificate
D	Form of Assignment and Assumption Agreement E
E	Form of Earnings Assignment
F	Form of Insurances Assignment G-1
G-1	Form of Mortgage
G-2	Form of Mortgage Amendments H
H	Form of Pledge Agreement
I-1	Reserved
I-2	Reserved
I-3	Reserved
I-4	Reserved
J	Form of Interest Notice
K	Form of Approved Manager’s Undertaking L
L	Form of Guaranty

SECOND AMENDED AND RESTATED SENIOR SECURED

TERM LOAN CREDIT FACILITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SENIOR SECURED TERM LOAN CREDIT FACILITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) originally dated November 18, 2013 and amended and restated on September 28, 2018 and further amended and restated on the Seventh Amendment Effective Date (as defined below), is made by and among (1) SEACOR OFFSHORE OSV LLC, a limited liability company formed and existing under the laws of the State of Delaware (the “Holding Company”), SEACOR BRAVE LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Brave”), SEACOR CHIEF LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Chief”), SEACOR COURAGEOUS LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Courageous”), SEACOR FEARLESS LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Fearless”), and SEACOR RESOLUTE LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Resolute”), as joint and several borrowers (the “Borrowers” and each, a Borrower”), (2) the banks and financial institutions listed on Schedule I, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10, the “Lenders” and each a “Lender”), (3) DNB MARKETS, INC., as bookrunner (in such capacity, the “Bookrunner”) and mandated lead arranger (in such capacity, the “Mandated Lead Arranger”), (4) DNB BANK ASA, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as security trustee (in such capacity, the “Security Trustee”), and (5) COMERICA BANK, as facility agent (in such capacity, the “Facility Agent” and together with the Administrative Agent and the Security Trustee, the “Agents”).

WITNESSETH THAT:

WHEREAS, on November 18, 2013 (the “Original Closing Date”), the Borrowers entered into a senior secured term loan credit facility agreement with the parties hereto (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Loan Agreement”);

WHEREAS, subject to and upon the terms and conditions set forth in that certain Amendment No. 7 to Amended and Restated Credit Facility Agreement dated as of December 31, 2021 (the “Seventh Amendment”), by and among, among others, the Borrowers, the Lenders, the Administrative Agent, the Security Trustee and the Facility Agent, the parties hereto have agreed to amend and restate the Original Loan Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1.DEFINITIONS

1.1Specific Definitions. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

“Acceptable Accounting Firm”

shall mean Grant Thornton LLP or such other Public Company Accounting Oversight Board recognized accounting firm as shall be approved by the Administrative Agent, such approval not to be unreasonably withheld;

“Administrative Agent”	shall have the meaning ascribed thereto in the preamble;
“Advance(s)”	shall mean any amounts advanced to the Borrowers pursuant to the Original Loan Agreement;
“Affected Financial Institution”	shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution;
“Affiliate”

shall mean with respect to any Person, any other Person that directly or indirectly controls, is controlled by or under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

“Agents”	shall have the meaning ascribed thereto in the preamble;
“Agreement”	shall mean this Agreement, as the same shall be amended, restated, modified or supplemented from time to time;
“Annex VI”	shall mean the Regulations for the Prevention of Air Pollution from Ships to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997);
“Anti-Money Laundering Laws”

shall mean (i) any U.S. anti-money laundering laws and regulations, including the U.S. Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), and the Bank Secrecy Act, as amended by the Patriot Act, and implementing regulations, and (ii) all other applicable non-

U.S. anti-money laundering laws and regulations;

“Applicable Rate”	shall mean any rate of interest applicable to an Advance from time to time pursuant to Section 6.1;

“Approved Manager”	shall mean SEACOR Marine LLC or any other wholly- owned and controlled subsidiary of SEACOR Marine Holdings Inc. selected by the Borrowers as manager of the Vessels;
“Approved Manager’s Undertaking(s)”	shall mean each of the undertakings made or to be made by the Approved Manager in favor of the Lenders in respect of a Vessel, substantially in the form set out in Exhibit K;

“Assigned Moneys”	shall mean any and all sums assigned to the Security Trustee on behalf of the Lenders pursuant to the Earnings Assignment and the Insurances Assignment;
“Assignment and Assumption Agreement(s)”	shall mean any Assignment and Assumption Agreement(s) executed pursuant to Section 12 substantially in the form set out in Exhibit D;
“Assignments”	shall mean the Earnings Assignments and the Insurances Assignments;
“Available Tenor”	shall have the meaning given thereto in Section 6.4(e);
“Bail-In Action”	shall mean the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation”

shall mean:

(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;

“Banking Day(s)”

shall mean any day that is not a Saturday, Sunday or other day on which (a) banks in New York, New York and Oslo, Norway are authorized or required by law to remain closed, or (b) banks are not generally open for dealing in dollar deposits in the London interbank market;

“Benchmark”	shall have the meaning given thereto in Section 6.4(e);
“Benchmark Replacement”	shall have the meaning given thereto in Section 6.4(e);

“Benchmark Replacement Adjustment”	shall have the meaning given thereto in Section 6.4(e);
“Benchmark Replacement Date”	shall have the meaning given thereto in Section 6.4(e);
“Benchmark Transition Event”	shall have the meaning given thereto in Section 6.4(e);

“Benchmark Transition Start Date”	shall have the meaning given thereto in Section 6.4(e);
“Benchmark Unavailability Period”	shall have the meaning given thereto in Section 6.4(e);
“Beneficial Ownership Certification”	shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”	shall mean 31 C.F.R. § 1010.230.
“Blocked Person”

shall mean any of the following currently or in the future: (i) an individual, entity or vessel named on a Blocked Persons List, or any entity owned or controlled by, directly or indirectly, such individual, entity or vessel, or (ii) (A) an agency or instrumentality of, or an entity owned or controlled by, or acting on behalf of or at the direction of, directly or indirectly, the government of a Sanctioned Country, (B) an entity located in or organized under the laws of a Sanctioned Country, or (C) a national or permanent resident of a Sanctioned Country, or a person located or residing in a Sanctioned Country, to the extent such agency, instrumentality, entity, or person is targeted by Sanctions Laws, or (iii) without duplication of any Person set forth in clause (i) or (ii), any Person located or residing in, organized under the laws of, or operating in, Cuba, Iran, Myanmar, Sudan, Syria or North Korea; provided, however, that to the extent that any individual, entity or vessel is operating in Myanmar pursuant to and in compliance with a valid OFAC License for operations in Myanmar or otherwise in compliance with the OFAC Sanctions Program, such individual, entity or vessel shall not be deemed to be a “Blocked Person” based on such operations in Myanmar;

“Blocked Persons List”

shall mean the "Specially Designated Nationals List and Blocked Persons List" maintained by OFAC and any other similar or equivalent published list of individuals or entities maintained by a Governmental Authority, as the same may be amended, supplemented or substituted from time to time;

“Bookrunner”	shall have the meaning ascribed thereto in the preamble;

“Borrower(s)”	shall have the meaning ascribed thereto in the preamble;
“Builder”	shall mean Master Boat Builders, Inc.;
“Carlyle Note”	shall mean the notes issued under that certain $175,000,000 note purchase agreement entered into as of November 30, 2015 among (i) the Guarantor, as issuer, and (ii) investment funds managed and controlled by The Carlyle Group, as purchasers (as amended from time to time);
“Cash and Cash Equivalents”

shall mean (i) cash, (ii) marketable securities and (iii) time deposits, certificates of deposit or deposits in the interbank market of any commercial bank of recognized standing organized under the laws of the United States of America, any state thereof or any foreign jurisdiction and rated at least A or the equivalent thereof by S&P;

“CEA”	shall have the meaning ascribed thereto in Section 17.10;
“Classification Society”

shall mean a member of the International Association of Classification Societies acceptable to the Lenders with whom a Vessel is entered and who conducts periodic physical surveys and/or inspections of such Vessel;

“Code”	shall mean the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;
“Collateral”

shall mean, all property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired in which the Security Trustee or any Lender has been granted a security interest pursuant to a Security Document or this Agreement;

“Commitment(s)”

shall mean in relation to a Lender, the portion of the Facility set out opposite its name in Schedule I hereto or, as the case may be, in any relevant Assignment and Assumption Agreement, as changed from time to time pursuant to the terms of this Agreement;

“Compliance Certificate”

shall mean a certificate certifying the compliance by each of the Security Parties with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the Holding Company and the Guarantor to the Administrative Agent from time to time pursuant to Section 9.1(d) in the form set out in Exhibit C or in such other form as the Administrative Agent may agree;

“Conforming Changes”

means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Banking Day,” the definition of “U.S. Government Securities Banking Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 6.4 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents);

“Credit Party(ies)”	shall mean the Borrowers and the Guarantor;
“Creditor(s)”	shall mean, together, the Mandated Lead Arranger, the Bookrunner, the Agents, the Lenders and any Hedging Bank, each a “Creditor”;
“Default”

shall mean any event that would, with the giving of notice, the passage of time or the making of any determination hereunder or under the Security Documents, or any or all thereof, be an Event of Default;

“Default Rate”	shall mean a rate per annum equal to two percent (2%) over the Applicable Rate then in effect;
“Direct Vessel Profit”	shall mean, with respect to each calendar year, the aggregate amount of the Borrowers’ (x) operating revenues less (y) operating expenses (excluding leased-in equipment);
“DOC”	shall mean a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and the sign “$”

shall mean the legal currency, at any relevant time hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Administrative Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

“Earnings Assignment(s)”	shall mean each of the amended and restated first priority assignments of earnings, charterparties and requisition compensation in respect of (i) the earnings of a Vessel from any and all sources (including requisition compensation) and

(ii) any charter or other contract relating to a Vessel, executed by the relevant Borrower in favor of the Security Trustee, substantially in the form set out in Exhibit E;

“EEA Financial Institution”

shall mean (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or

(c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country”	shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway;
“EEA Resolution Authority”

shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;

“Environmental Affiliate(s)”	shall mean, with respect to a Security Party, any Person or entity, the liability of which for Environmental Claims any Security Party may have assumed by contract or operation of law;
“Environmental Approval(s)”	shall have the meaning ascribed thereto in Section 2.1(p);
“Environmental Claim(s)”	shall have the meaning ascribed thereto in Section 2.1(p);
“Environmental Law(s)”	shall have the meaning ascribed thereto in Section 2.1(p);

“ERISA”	shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute and regulation promulgated thereunder;
“ERISA Affiliate”

shall mean a trade or business (whether or not incorporated) which is under common control with the Borrowers within the meaning of Sections 414(b), (c), (m) or (o) of the Code or which would be considered a member of a “controlled group” with any Security Party or any Subsidiary thereof under Section 4001 of ERISA;

“ERISA Funding Event”

shall mean (i) any failure by any Plan to satisfy the minimum funding standards (for purposes of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412 of the Code or Section 302 of

ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iii) the failure by any Security Party or ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iv) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430(i) of the Code); (v) the incurrence by any Security Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (vi) the receipt by any Security Party or ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Security Party or ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (vii) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period to the PBGC is waived); or (viii) the existence with respect to any Plan of a “prohibited transaction” for purposes of Section 406 of ERISA or Section 4975 of the Code;

“ERISA Termination Event”

shall mean (i) the imposition of any lien under Section 430(k) of the Code or any other lien in favor of the PBGC or any Plan or Multiemployer Plan on any asset of any Security Party or ERISA Affiliate thereof in connection with any Plan or Multiemployer Plan; (ii) the receipt by any Security Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (iii) the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA; (iv) the institution of proceeding to terminate a Plan or a Multiemployer Plan; (v) the incurrence by any Security Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; or (vi) the occurrence of any other event or condition which might constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

“EU Bail-In Legislation Schedule”	shall mean the document described as such and published by the Loan Market Association (or any successor person) from time to time;
“Event(s) of Default”	shall mean any of the events set out in Section 8.1;

“Exchange Act”	shall mean the Securities and Exchange Act of 1934, as amended;
“Excess Cash”	shall have the meaning ascribed thereto in Section 5.3;
“Facility”

shall mean the facility made available by the Lenders to the Borrowers hereunder, on a joint and several basis, in the aggregate principal amount of up to Eighteen Million Fifty Two Thousand Three Hundred Eleven and Eighty Hundredths Dollars ($18,052,311.80) or the balance thereof from time to time outstanding;

“Facility Agent”	shall have the meaning ascribed thereto in the preamble;
“Fair Market Value”

shall mean, in respect of each Vessel, the value set forth in a desktop appraisal (measured in Dollars) on a “willing seller, willing buyer” basis of such Vessel free from any charterparty or other employment contract from ship brokers listed in Schedule II or such other independent ship brokers approved by the Majority Lenders, no such appraisal to be dated more than thirty (30) days prior to the date on which a determination of Fair Market Value is required pursuant to this Agreement;

“FATCA”	shall mean Sections 1471 through 1474 of the Code and any regulations thereunder issued by the United States Treasury or any official interpretations or administrative guidance relating thereto;
“FATCA Deduction”	shall mean a deduction or withholding from a payment under this Agreement or any Security Document required by or under FATCA;
“FATCA Exempt Party”	shall mean a FATCA Relevant Party who is entitled under FATCA to receive payments free from any FATCA Deduction;
“FATCA Non-Exempt Party”	shall mean a FATCA Relevant Party who is not a FATCA Exempt Party;
“FATCA Non-Exempt Lender”	shall mean any Lender who is a FATCA Non-Exempt Party;
“FATCA Relevant Party”	shall mean each Creditor and each Security Party;
“Federal Funds Effective Rate”

shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent;

“Final Payment”

shall mean, with respect to the Facility and any Tranche thereunder, any and all amounts outstanding on the Final Payment Date with respect to the Facility including, but not limited to, accrued but unpaid interest and any other amounts owing by any Security Party to any Creditor pursuant to any Transaction Document;

“Final Payment Date”	shall mean with respect to the Facility and any Tranche thereunder, the earlier of (x) December 31, 2023 and (y) five (5) Banking Days prior to the maturity date of the Carlyle Note;
“Floor”	shall mean a rate of interest equal to 0.00%;

“Foreign Plan”

shall mean an employee benefit plan, program, policy, scheme or arrangement that is not subject to U.S. law and is maintained or contributed to by any Security Party or for which any Security Party has or could have any liability;

“Foreign Termination Event”	shall mean the occurrence of an event with respect to the funding or maintenance of a Foreign Plan, that could reasonably be expected to result in a lien on, or seizure of, any collateral hereunder;
“Foreign Underfunding”

shall mean the excess, if any, of the accrued benefit obligations of a Foreign Plan (based on those assumptions used to fund that Foreign Plan or, if that Foreign Plan is unfunded, based on those assumptions used for financial accounting statement purposes or, if accrued benefit obligations are not calculated for financial accounting purposes, based on such reasonable assumptions as may be approved by the Borrowers’ independent auditors for these purposes) over the sum of (i) the assets of such Foreign Plan and (ii) the liability related to such Foreign Plan accrued for financial accounting statement purposes;

“GAAP”	shall have the meaning ascribed thereto in Section 1.3;
“Governmental Authority”

shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator;

“Guarantor”	means Seacor Marine Holdings Inc., a Delaware corporation;
“Guaranty”	means the guaranty dated as of the Seventh Amendment Effective Date granted by the Guarantor in favor of the Security Trustee, substantially in the form set out in Exhibit L;
“Hedging Bank(s)”	shall mean any Lender or Agent as is party to an Interest Rate Agreement;
“Holding Company”	shall have the meaning ascribed thereto in the preamble;
“IAPPC”	shall mean a valid international air pollution prevention certificate for a Vessel issued under Annex VI;

“Indebtedness”

shall mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto),

(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables;
“Indemnitee”	shall have the meaning ascribed thereto in Section 17.8;

“Information”

shall mean all information relating to any Security Party, the Transaction Documents or the Facility of which the Administrative Agent, Security Trustee or a Creditor becomes aware in its capacity as, or for the purpose of becoming, the Administrative Agent, Security Trustee or a Creditor or which is received by the Administrative Agent, Security Trustee or a Creditor in relation to, or for the purpose of becoming the Administrative Agent, Security Trustee or a Creditor under, the Transaction Documents or the Facility from either:

(a)any Security Party or any of their advisers; or

(b)     another Administrative Agent, Security Trustee or Creditor, if the information was obtained by that Administrative Agent, Security Trustee or Creditor directly or indirectly from any Security Party or any of their advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(a)     information that:

(i)     is or becomes public information other than as a direct or indirect result of any breach by the Administrative Agent, Security Trustee or a Creditor of Section 17.14 (Confidentiality); or

(ii)     is identified in writing at the time of delivery as non- confidential by any Security Party or any of their advisers; or

(iii)     is known by the Administrative Agent, Security Trustee or a Creditor before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by the Administrative Agent, Security Trustee or a Creditor after that date, from a source which is, as far as that Lender or Agent is aware, unconnected with the Security Parties and which, in either case, as far as the Administrative Agent, Security Trustee or a Creditor is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(b)     any rate of interest notified in accordance with

Section 11.5 hereof.
“Initial Payment Date”	shall mean March 31, 2022;

“Insurances Assignment(s)”

shall mean each of the amended and restated first priority assignments in respect of the insurances over a Vessel, to be executed by the relevant Borrower in favor of the Security Trustee pursuant to Section 4.2(o) of the, substantially in the form set out in Exhibit F;

“Intercompany Debt”	means Indebtedness incurred by a Borrower from an Intercompany Lender and subordinated pursuant to the terms of an Intercompany Debt Subordination Agreement;
“Intercompany Debt Subordination Agreement”

means a subordination agreement in form and substance reasonably satisfactory to the Lenders, entered into by each of the Credit Parties and any Intercompany Lender, subordinating any Intercompany Debt to the obligations of the Borrowers hereunder or under any other Transaction Document;

“Intercompany Lender”	means a Credit Party or an Approved Manager
“Interest Notice”	shall mean a notice from the Borrowers to the Administrative Agent specifying the duration of any relevant Interest Period, substantially in the form set out in Exhibit J;
“Interest Period”

shall mean the period commencing on the date of the Advance and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (in each case, subject to the availability thereof); provided that (i) if any Interest Period would end on a day other than a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Banking Day, (ii) any Interest Period that commences on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Banking Day of the last calendar month of such Interest Period,

(iii) no Interest Period shall extend beyond the Final Payment Date and (iv) no tenor  that has been removed from this definition pursuant to Section 6.4(d) shall be available for specification;

“Interest Rate Agreement(s)”

shall mean any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate  hedge agreement or  other similar agreement or arrangement entered into with a Hedging Bank, which is designed to protect the Borrowers against fluctuations in interest rates applicable under this Agreement together with any confirmations that the Borrowers (or any thereof) expressly acknowledge in writing (including in an email, relate to said interest rate agreement), to or under which the Borrowers are a party or a beneficiary on the date of this Agreement or become party or a beneficiary hereafter;

“Investments”

shall mean (i) any capital contribution to any Person, (ii) any purchase of any stock, bonds, notes, debentures, other securities or assets constituting a business unit or any Person or (iii) any other investment in any Person;

“IRS”	shall mean the Internal Revenue Service of the United States Department of the Treasury;
“ISM Code”

shall mean the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISPS Code”

shall mean the International Ship and Port Facility Security Code adopted by the International Maritime Organization at a conference in December, 2002 and amending the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC”	shall mean the International Ship Security Certificate issued pursuant to the ISPS Code;
“Lender(s)”	shall have the meaning ascribed thereto in the preamble;
“Majority Lenders”

shall mean, at any time, Lenders holding an aggregate of more than 66 2/3% of the Facility then outstanding; provided, however, that if at any time there are fewer than three (3) Lenders, “Majority Lenders” shall mean all Lenders;

“Mandated Lead Arranger”	shall have the meaning ascribed thereto in the preamble;
“Mandatory Costs”

shall mean in relation to the Facility or an unpaid sum the rate per annum notified by any Lender to the Administrative Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or similar requirement of the Financial Conduct Authority (UK) and/or the

Prudential Regulation Authority (UK) or, in any case, any similar institution which replaces all or any of their functions whose requirements such Lender complies with;
“Margin”	shall mean the rate per annum equal to 4.68;
“Market-Disruption Notification”	shall have the meaning ascribed thereto in Section 11.4;

“Material Adverse Effect”

shall mean (i) a material adverse effect on (A) the ability or prospective ability of the Borrowers to meet any of their respective obligations with regard to any Transaction Document, the Facility and the financing arrangements established in connection therewith, (B) the ability or prospective ability of the Borrowers to meet any of their respective Indebtedness or other obligations that, considered as a whole, are material to the Borrowers, or (C) the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole or (ii) a material impairment of the validity or enforceability of any Transaction Document;

“Materials of Environmental Concern”	shall have the meaning ascribed thereto in Section 2.1(p);
“Mortgage(s)”

shall mean each of the first preferred United States or Marshall Islands ship mortgages, as applicable, on each of the Vessels executed by the relevant Borrower in favor of the Security Trustee, substantially in the form set out in Exhibit G-1, as may be amended from time to time, including as shall be amended by the relevant Mortgage Amendment, or such other first preferred/priority ship mortgage given in compliance with such other jurisdiction as the Lenders may approve;

“Mortgage Amendment(s)”	shall mean the amendments to each of the Mortgages, to be executed by the relevant Borrower, substantially in the forms set out in Exhibit G-2;
“MTSA”	shall mean the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295;
“Multiemployer Plan”

shall mean, at any time, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Security Party or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the six preceding plan years made or accrued an obligation to make contributions;

“Non-U.S. Lender”	shall have the meaning ascribed thereto in Section 7.4(a);

“Note(s)”

shall mean each of the amended and restated promissory notes to be executed by the Borrowers to the order of each Lender to evidence such Lender’s ratable portion of the Facility, substantially in the form set out in Exhibit A (as such promissory note may be amended, amended and restated, supplemented or otherwise modified from time to time);

“OFAC”	shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control;
“OFAC Sanctions Programs”	shall mean the laws, regulations and Executive Orders administered by OFAC, including the Blocked Persons List;
“Operator”	shall mean the Person who is concerned with the operation of the Vessels and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;
“Original Closing Date”	shall have the meaning ascribed thereto in the preamble;
“Original Effective Date”	shall mean September 28, 2018;
“Original Loan Agreement”	shall have the meaning ascribed thereto in the preamble;
“Participant”	shall have the meaning ascribed thereto in Section 10;
“Patriot Act”	shall have the meaning ascribed thereto in Section 17.9;
“Payment Date(s)”	shall mean, with respect to each Tranche, the Initial Payment Date and the dates falling at three (3) month intervals thereafter, the last of which is the Final Payment Date;
“PBGC”	shall mean the Pension Benefit Guaranty Corporation;
“Periodic Term SOFR Determination Day”	has the meaning specified in the definition of “Term SOFR”;
“Permitted Liens”	shall have the meaning ascribed thereto in Section 9.2(a);
“Person”

shall mean any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

“Plan”

shall mean any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which any Security Party or ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

“Pledge Agreement”

shall mean the pledge of limited liability company interests of the Borrowers (other than the Holding Company) to be executed by the Holding Company, as the pledgor, in favor of the Security Trustee, substantially in the form set out in Exhibit H;

“Pledged Interests”	shall mean the limited liability company interests of the Borrowers (other than the Holding Company), owned by the Holding Company and pledged to the Security Trustee pursuant to the Pledge Agreement;
“Proceeding”	shall have the meaning ascribed thereto in Section 8.1(i);
“Reference Bank”	shall mean DNB Bank ASA, New York Branch and/or such other banks as may be appointed by the Administrative Agent and consented to by the Borrowers;
“Register”	shall have the meaning ascribed thereto in Section 10;
“Regulation T”	shall mean Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time;
“Regulation U”	shall mean Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time;
“Regulation X”	shall mean Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time;
“Related Party”	shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates;
“Relevant Government Body”	shall have the meaning given thereto in Section 6.4(e);
“Repayment Fee”	shall have the meaning ascribed thereto in Section 5.7;
“Required Percentage”	shall mean one hundred sixty percent (160%);
“Resolution Authority”	shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority;
“Sanctioned Country”	shall mean a country targeted by Sanctions Laws;
“Sanctions Laws”	shall mean (i) the U.S. sanctions laws, including the Trading With The Enemy Act, the International Emergency, Economic Powers Act, the Iran Sanctions Act of 1996, as

amended, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the National Defense Authorization Act of 2012 (including the Iran Freedom Counter-Proliferation Act), the Iran Threat Reduction and Syria Human Rights Act of 2012, the OFAC Sanctions Programs (including the Blocked Persons List), and (ii) any other similar or equivalent U.S. or non-U.S. economic or financial sanctions, regulations, trade embargoes or other restrictive measures administered by any other Governmental Authority that are applicable to (A) a Security Party or any Affiliate thereof in the operation of its business or (B) a Lender and have been designated as a “Sanctions Laws” by the Administrative Agent (acting on the request of such Lender) but only to the extent that compliance with such sanctions, regulations, trade embargoes or other restrictive measures so designated does not conflict with any of the provisions listed in (i) and (ii)(A) hereof;

“SEACOR BRAVE”

shall mean that offshore support vessel: (i) owned or to be owned by Brave, (ii) built by the Builder, (iii) having Official Number 1255577 and (iv) flagged under United States flag or such other flag that is approved by the Majority Lenders with the name SEACOR BRAVE;

“SEACOR CHIEF”

shall mean that offshore support vessel: (i) owned or to be owned by Chief, (ii) built by the Builder, (iii) having Official Number 1257898 and (iv) flagged under United States flag or such other flag that is approved by the Majority Lenders with the name SEACOR CHIEF;

“SEACOR COURAGEOUS”

shall mean that offshore support vessel: (i) owned or to be owned by Courageous, (ii) built by the Builder, (iii) having Official Number 8056 and (iv) flagged under the Marshall Islands flag or such other flag that is approved by the Majority Lenders with the name SEACOR COURAGEOUS;

“SEACOR FEARLESS”

shall mean that offshore support vessel: (i) owned or to be owned by Fearless, (ii) built by the Builder, (iii) having Official Number 1250470 and (iv) flagged under United States flag or such other flag that is approved by the Majority Lenders with the name SEACOR FEARLESS;

“SEACOR RESOLUTE”

shall mean that offshore support vessel: (i) owned or to be owned by Resolute, (ii) built by the Builder, (iii) having Official Number 8057 and (iv) flagged under the Marshall Islands flag or under such other flag that is approved by the Majority Lenders with the name SEACOR RESOLUTE;

“SEACOR Marine”	shall mean SEACOR Marine Holdings Inc., a Delaware corporation.
“SEACOR Marine Change of Control”

shall mean with respect to the Guarantor, any event or series of events occurs pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power or ownership interest of the Guarantor;

“Security Document(s)”

shall mean the Mortgages, the Assignments, the Pledge Agreement, the Approved Manager’s Undertaking and any other documents that may be executed as security for the Facility and the Borrowers’ obligations in connection therewith;

“Security Party(ies)”	shall mean the Holding Company and each of the other Borrowers;

“Security Trustee”	shall have the meaning ascribed thereto in the preamble;
“Seventh Amendment”	shall have the meaning ascribed thereto in the recitals;
“Seventh Amendment Effective Date”	shall mean December 31, 2021;
“SMC”	shall mean the safety management certificate issued in respect of a Vessel in accordance with rule 13 of the ISM Code;
“SOFR”	shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator;
“SOFR Administrator”	shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate);
“subsidiary”

shall mean, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock or other equity interest is owned directly or indirectly by such Person and/or one or more other subsidiaries of such Person;

“Subsidiary(ies)”	shall mean all of the subsidiaries of the Holding Company;
“Taxes”

shall mean any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for: (a) taxes on or measured by the overall net income of each Lender imposed by its jurisdiction of incorporation or applicable lending office, the United States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrowers or any of the Subsidiaries) and (b) any FATCA Deductions;

“Term SOFR”

shall mean the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Banking Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Banking Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Banking Day is not more than three

(3) U.S. Government Securities Banking Days prior to such Periodic Term SOFR Determination Day; provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor;

“Term SOFR Administrator”	shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate”	shall mean the forward-looking term rate based on SOFR;
“Total Loss”	shall have the meaning ascribed thereto in the Mortgages;
“Total Loss Date”

shall mean, in relation to the Total Loss of a Vessel:

(a)in the case of an actual loss of that Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of;

(b)in the case of a constructive or compromised total loss of that Vessel, the earlier of:

(i)     the date on which a notice of abandonment is given to the insurers; and

(ii)     the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Vessel’s insurers in which the insurers agree to treat that Vessel as a total loss;

(c)in the case of requisition for title or other compulsory acquisition of the Vessel the date on which such requisition for title or other compulsory acquisition occurred;

(d)in the case of capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government, the date on which such capture, seizure, arrest, detention or confiscation occurred; and

(d)   in the case of any other type of total loss, the date (or the most likely date) on which it appears to the insurers that the event constituting the total loss occurred;

“Tranche(s)”	shall mean any or all, as the context requires, of Tranche 1, Tranche 2, Tranche 3, Tranche 4 or Tranche 5;
“Tranche 1”	shall mean the portion of the Facility attributable to SEACOR BRAVE made available by the Lenders to the Borrowers in the principal amount of $3,547,314.32.
“Tranche 2”	shall mean the portion of the Facility attributable to SEACOR CHIEF made available by the Lenders to the Borrowers in the principal amount of $4,171,196.18;
“Tranche 3”	shall mean the portion of the Facility attributable to SEACOR COURAGEOUS made available by the Lenders to the Borrowers in the principal amount of $3,691,598.16;
“Tranche 4”	shall mean the portion of the Facility attributable to SEACOR FEARLESS made available by the Lenders to the Borrowers in the principal amount of $3,290,007.14;
“Tranche 5”	shall mean the portion of the Facility attributable to SEACOR RESOLUTE made available by the Lenders to the Borrowers in the principal amount of $3,352,196.00;
“Transaction Documents”	shall mean each of this Agreement, the Notes, the Guaranty, the Security Documents, any Interest Rate Agreement, any Intercompany Debt Subordination Agreement, and any other document designated as such by the Administrative Agent and the Borrowers;
“UK Financial Institution”

shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms;

“UK Resolution Authority”	shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution;
“Unadjusted Benchmark Replacement”	shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment;

“U.S. Government Securities Banking Day”

shall mean any day except for (a) a Saturday, (b) a Sunday or

(c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities;

“Vessel(s)”	shall mean any or all, as the context requires, of SEACOR BRAVE, SEACOR CHIEF, SEACOR COURAGEOUS, SEACOR FEARLESS, and SEACOR RESOLUTE;
“Withdrawal Liability(ies)”	shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA; and
“Write-down and Conversion Powers”

shall mean: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Computation of Time Periods; Other Definitional Provisions. In this Agreement, the Notes, and the Security Documents, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; words importing either gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Notes or such Security Document, as applicable; references to agreements and other contractual instruments (including this Agreement, the Notes and the Security Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement, the Notes or any Security Document); references to any matter that is “approved” or requires “approval” of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

1.3Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Notes and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or to the Lenders under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States (“GAAP”), as amended from time to time including amendments to GAAP made as a result of the conformity of GAAP to International Financial Reporting Standards.

1.4Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of any of the Security Parties in this Agreement is qualified by reference to those which are not reasonably expected to result in a “Material Adverse Effect” or language of similar import, no inference shall be drawn therefrom that any Agent or Lender has knowledge or approves of any noncompliance by such Security Party with any governmental rule.

2.REPRESENTATIONS AND WARRANTIES

2.1Representations and Warranties. In order to induce the Creditors to enter into this Agreement and to continue to make the Facility available to the Borrowers, each Security Party hereby represents and warrants to the Creditors (which representations and warranties shall survive the execution and delivery of this Agreement and the Notes and the drawdown of the Facility) that as of the Seventh Amendment Effective Date:

(a)Due Organization and Power. Each Security Party is validly existing in good standing under the laws of its jurisdiction of organization, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, the Notes and the Security Documents to which it is a party, and is in compliance with all statutory, regulatory and other requirements relative to such business and such agreements;

(b)Authorization and Consents. All necessary action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Notes and the Security Documents and, in the case of each of the Borrowers to borrow, service and repay the Facility and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Facility or any part thereof;

(c)Binding Obligations. Each of the Transaction Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party that is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

(d)No Violation. The execution and delivery of, and the performance of the provisions of, each of the Transaction Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation material to the conduct of such Security Party’s business existing at the date hereof or any contractual restriction binding on such Security Party or the certificate of formation, the operating agreement or management agreement (or equivalent instruments) thereof and that the proceeds of the Facility shall be used by the Borrowers exclusively for their own account and for the purpose set forth in Section 3.1(a);

(e)Filings; Stamp Taxes. Other than the recording of the Mortgages and Mortgage Amendments with the appropriate authorities for the United States or Marshall Islands, as applicable, and the filing of Uniform Commercial Code Financing Statements with the Department of State of the State of Delaware in respect of the Assignments, and the payment of filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of the Transaction Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to the Transaction Documents;

(f)Litigation. No action, suit or proceeding is pending or threatened against any Security Party before any court, board of arbitration or administrative agency which could reasonably be expected to have a Material Adverse Effect;

(g)No Default.   No Security Party is in default under any material agreement by which it is bound, or is in default in respect of any material financial commitment or obligation;

(h)Vessels. Each Vessel is:

(i)

in the sole and absolute ownership of the relevant Borrower and duly registered in such Borrower's name under the United States or the Republic of the Marshall Islands flag, as applicable (or such other jurisdiction as may be approved by the Lenders), unencumbered, save and except for the relevant Mortgage recorded against it, the Assignments, Permitted Liens (as defined in Section 9.2(a) hereof) and as permitted hereby and thereby;

(ii)	classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations;

(iii)	safely afloat and fit for its intended service; and

(iv)	insured in accordance with the provisions of the relevant Mortgage or Mortgages (as applicable) and the requirements thereof in respect of such insurances will have been complied with;

(i)Insurance. Each of the Security Parties has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

(j)Financial Information. All financial statements, information and other data furnished by any Security Party to the Administrative Agent are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and since the date of the Borrowers’ financial statements most recently delivered to the Administrative Agent there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data;

(k)Tax Returns. Each Security Party has filed all tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

(l)ERISA. No ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding exists or has occurred, or is reasonably expected to exist or occur, that, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or which would reasonably be expected to exist or occur, could reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code;

(m)Chief Executive Office. The chief executive office and chief place of business of each Security Party and the office in which the records relating to the earnings and other receivables of each Security Party are kept is located at SEACOR Marine LLC, 5005 Railroad Avenue, Morgan City, LA 70380;

(n)Foreign Trade Control Regulations. None of the transactions contemplated herein will violate the provisions of any applicable statute, regulation or resolution enacted by the United States of America, the European Union or the United Nations to prohibit or limit economic transactions with certain foreign Persons including, but not limited to, any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, et seq., as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), or any of the provisions of the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 or Iranian Transaction Regulations of the United States of America (Title 31,

Code of Federal Regulations, Chapter V, Part 560, as amended), and any of the provisions of any Executive Order relating thereto;

(o)Equity Ownership. Each of the Subsidiaries is owned, directly, one hundred percent (100%) by the Holding Company, and the Holding Company is owned, directly or indirectly, one hundred percent (100%) by the Guarantor.

(p)Environmental Matters and Claims. (a) Except as heretofore disclosed in writing to the Administrative Agent or in the public filings of the Guarantor and its Affiliates (i) each of the Borrowers and its Affiliates will, when required to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (“Environmental Laws”); (ii) each of the Borrowers and its Affiliates will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws (“Environmental Approvals”) and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) none of the Borrowers and no Affiliate thereof has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigator costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”) (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Administrative Agent there is no Environmental Claim pending or threatened against any of the Borrowers or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect;

(q)Liens. There are no liens of any kind on any property owned by any Security Party other than Permitted Liens;

(r)Indebtedness. None of the Security Parties has any Indebtedness other than the Indebtedness contemplated by this Agreement and Intercompany Debt;

(s)Payment Free of Taxes. Subject to compliance with Section 7.4, all payments made or to be made by the Security Parties under or pursuant to the Transaction Documents shall be made free and clear of, and without deduction or withholding for an account of, any Taxes;

(t)No Proceedings to Dissolve. There are no proceedings or actions pending or contemplated by any Security Party or, to the best knowledge of any Security Party, contemplated by any third party, to dissolve or terminate any Security Party;

(u)Solvency. In the case of each of the Security Parties, (a) the sum of its assets, at a fair valuation, exceeds its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (b) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (c) it does not have unreasonably small working capital with which to continue its business and (d) it has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay such debts as they mature;

(v)Compliance with Laws. Each of the Security Parties is in compliance with all applicable laws, except where any failure to comply with any such applicable laws would not, alone or in the aggregate, have a Material Adverse Effect;

(w)Citizenship. Each of the Security Parties that owns a United States flagged Vessel is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and is in compliance with the citizenship requirements imposed under the Merchant Marine Act of 1920, as amended, or any other applicable United States laws for entities engaged in coastwise trade or eligible to receive subsidies or to participate in government programs of the nature participated in by such Security Party;

(x)Investment Company. No Borrower is required to be registered as an “investment company” (as defined in the Investment Company Act of 1940, as amended);

(y)Margin Stock. None of the proceeds of the Facility will be used to purchase or carry margin stock within the meanings of Regulations T, U or X of the Board of Governors of the Federal Reserve System; no Security Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(z)Sanctions and Anti-Money Laundering Laws. Each of the Security Parties and their Subsidiaries, Affiliates and, to the knowledge of the Security Parties, any Related Party of the foregoing, is and has been in compliance with Sanctions Laws and Anti-Money Laundering Laws. None of the Security Parties nor their Subsidiaries or Affiliates, nor, to the knowledge of the Security Parties, any Related Party of the foregoing (i) is and has been a Blocked Person, targeted by the Sanctions Laws, or (ii) has received notice of or is aware of any claim, action, suit, proceeding or investigation against it by any Governmental Authority in connection with the enforcement of the Sanctions Laws, or (iii) is engaging or has engaged in a transaction or dealing with any individual, entity or Sanctioned Country, with which the Security Parties nor, to the knowledge of the Security Parties, any Related Party of the foregoing, are prohibited from engaging in such transaction or dealing pursuant to Sanctions Laws. None of the Security Parties, their Subsidiaries or Affiliates, are using or have used the Facility or the proceeds from the Facility, directly or indirectly, to lend, contribute, provide or otherwise make available funds to (1) a Blocked Person, or (2) a person or entity for the purpose of engaging in any activities targeted by, or in violation of, Sanctions Laws or Anti-Money Laundering Laws, or that will otherwise result in a violation of Sanctions Laws and Anti- Money Laundering Laws by such Security Party, Subsidiary or Affiliate, or, to the knowledge of the Security Parties, any Related Party of the foregoing; and

(aa)Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification most recently provided to each Lender pursuant to Section 4.3(a) is true and correct in all material respects, except as otherwise updated in writing to each such Lender.

(bb)Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Facility and the issuance of the Notes.

3.THE FACILITY

3.1(a) Purpose. The Lenders shall continue to make the Facility available to the Borrowers, on a joint and several basis, for the purpose of partially financing the delivered costs of the Vessels.

(a)Making of the Facility. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrowers that, subject to and upon the terms of this Agreement, it has made its portion of each Tranche available to the Borrowers.

3.2Additional Notes. At the direction of the Administrative Agent (acting upon the request of a Lender) in connection with an assignment by a Lender of its rights and obligations under this Agreement pursuant to Section 10 hereof, the Borrowers shall, in exchange for the cancellation and return of the assigning Lender’s Note, duly execute and deliver to the Administrative Agent (for distribution to the applicable assignee(s) of a Lender) a promissory note or notes in favor of such Lender’s assignee(s) evidencing the portion of the Facility owing by the Borrowers to such Lender’s assignee(s) (after giving effect to the assignment(s)) pursuant to this Agreement.

3.3Notation on the Notes. The amount of funds made available to the Borrowers by a Lender with respect to an Advance may be evidenced by a notation of the same made by such Lender on the grid attached to its Note, which notation, absent manifest error, shall be conclusive evidence of the amount of funds made available by such Lender with respect to such Advance.

4.CONDITIONS PRECEDENT

4.1Conditions Precedent to this Agreement. The effectiveness of this Agreement and the obligation of the Lenders to continue to make the Facility (or any portion thereof) available to the Borrowers under this Agreement shall be expressly subject to the satisfaction of the conditions precedent set forth in Section 3 of the Seventh Amendment.

5.REPAYMENT AND PREPAYMENT

5.1Repayment. Subject to the provisions of this Section 5 regarding application of prepayments, the Borrowers shall repay the principal of the Facility in consecutive quarterly installments beginning on the Initial Payment Date and ending on the Final Payment Date, with each of the installments being in the amount of $500,000, and the last such installment shall be in the amount of the Final Payment, which last such installment shall be paid on the Final Payment Date. The Borrowers’ obligations to repay the Facility shall be joint and several.

5.2Voluntary Prepayment; No Re-borrowing. The Borrowers may prepay, upon three (3) Banking Days written notice, the Facility or any portion thereof, without penalty, provided that if such prepayment is made on a day other than a Payment Date, such prepayment shall be made together with the costs and expenses provided for in Section 13. Each prepayment shall be in a minimum amount of (i) One Million Dollars ($1,000,000), plus any One Million Dollar ($1,000,000) multiple thereof and be applied pro rata among the Tranches, or (ii), if the prepayment is in respect of any particular Tranche, the full amount of such Tranche then outstanding or (iii) the full amount of the Facility then outstanding. No part of the Facility once repaid or prepaid will be available for re- borrowing.

5.3Cash Sweep. Beginning on January 1, 2022, on the last Banking Day in each fiscal quarter, any Direct Vessel Profit in excess of $6,750,000 (measured in the aggregate in respect of each one (1) calendar year period) (such surplus amount, the “Excess Cash Amount”), shall be applied to prepay the Facility in an amount equal to such Excess Cash Amount without any presentment, demand or notice of any kind, all of which are hereby waived by the Borrowers, provided that the Borrowers shall not be required to prepay more than $1,000,000 of the Facility in any calendar year pursuant to this Section 5.3. Such prepayment of the Facility shall reduce each Tranche pro rata and be applied in inverse chronological order of repayment beginning with the Final Payment.

5.4Mandatory Prepayment; Sale or Loss of a Vessel. Upon (i) the sale of a Vessel or (ii) the earlier of (x) one hundred eighty (180) days after the Total Loss Date of a Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrowers or the Security Trustee as assignee thereof, the Tranche attributable to such Vessel shall be repaid in full together with the costs and expenses provided for in Section 13.

5.5Interest and Cost With Application of Prepayments. Any and all prepayments hereunder, whether mandatory or voluntary, shall be applied in the following order:

(a)firstly, towards accrued and unpaid interest and for fees due under the Transaction Documents; and

(b)secondly, except as otherwise provided herein, towards the installments of the Facility in the inverse order of their due dates for payment.

5.6Borrowers' Obligation Absolute. The Borrowers' obligation to pay each Creditor hereunder and under the Notes shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or may have had against the Creditors.

5.7Repayment Fee. The Borrowers hereby agree to pay to the Lenders a fee in an amount equal to 1.50% of the outstanding amount of the Facility at the Seventh Amendment Effective Date (the “Repayment Fee”) upon the earlier to occur of (x) any refinancing, replacement or prepayment of the Facility in full and (y) the Final Payment Date (whether or not the Facility is repaid in full), such fee to be fully earned, due and payable as of such date.

6.INTEREST AND RATE

6.1Payment of Interest; Interest Rate. (a) Each of the Borrowers hereby promises, on a joint and several basis, to pay to the Lenders interest on the unpaid principal amount of the Facility for the period commencing on the Seventh Amendment Effective Date until but not including the stated maturity thereof (whether by acceleration or otherwise) or the date of prepayment thereof at the Applicable Rate, which shall be the rate per annum which is equal to the aggregate of (a) Term SOFR plus (b) the Margin plus (c) Mandatory Costs, if applicable. The Administrative Agent shall promptly notify the Borrowers and the Lenders in writing of the Applicable Rate as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrowers. Accrued interest on the Facility shall be payable in arrears on the last day of each Interest Period, except that if the Borrowers shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the end of such Interest Period.

(b)Notwithstanding the foregoing, each of the Borrowers agrees that after the occurrence and during the continuance of an Event of Default, the Facility shall bear interest at the Default Rate. In addition, each of the Borrowers hereby promises to pay interest at the Default Rate on any other amount payable by the Borrowers hereunder or under any other Transaction Document which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid. Any interest at the Default Rate (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of the then applicable Interest Period but will remain immediately due and payable.

(c)The Borrowers shall give the Administrative Agent an Interest Notice specifying the Interest Period selected at least three (3) Banking Days prior to the end of any then existing Interest Period, which notice the Administrative Agent agrees to forward on to all Lenders as soon as practicable. If at the end of any then existing Interest Period the Borrowers fail to give an Interest Notice, the relevant Interest Period shall be three (3) months. No Interest Period may extend beyond the Final Payment Date. The Borrowers’ right to select an Interest Period shall be subject to the restriction that no selection of an Interest Period shall be effective unless each Lender is satisfied that the necessary funds will be available to such Lender for such period and that no Event of Default or Default shall have occurred and be continuing. The Borrowers and the Administrative Agent may agree, from time to time, to consolidate Interest Periods with respect to two or more Tranches.

(d)Interest payable at the Default Rate shall be payable from time to time on demand of the Administrative Agent.

6.2Maximum Interest. Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rate on the Facility shall in no event be in excess of the maximum rate permitted by Applicable Law.

6.3Term SOFR Conforming Changes. In connection with the technical, administrative or operational changes to the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Borrowers and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document provided that any Conforming Changes relating to the timing, frequency or amounts of payments made by the Borrowers shall require the prior consent of the Borrowers, such consent not to be unreasonably withheld or delayed. Administrative Agent will promptly notify the Borrowers of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

6.4Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Transaction Document (and any Interest Rate Agreement shall be deemed not to be a “Transaction Document” for purposes of this Section 6.4):

(a)Benchmark Replacement. Upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrowers may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 6.4(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 6.4(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 6.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 6.4.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B)

the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor; and

(e)Certain Defined Terms. The words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below in this Section 6.4:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 6.4(d);.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 6.4(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”   means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 6.4 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 6.4.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto;

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

7.PAYMENTS

7.1Time and Place of Payments, No Set Off. All payments to be made hereunder by the Borrowers shall be made to the Administrative Agent, not later than 11:00 a.m. New York time (any payment received after 11:00 a.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 30 Hudson Yards, 81st Floor, New York, New York 10001 or to such other office of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrowers shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrowers shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrowers shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

7.2Tax Credits. If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrowers have paid additional amounts as aforesaid (and each Lender agrees to use commercially reasonable efforts to obtain the benefit of any such credit which may be available to it, provided that (i) it has knowledge that such credit is in fact available to it and (ii) it is able to attribute such credit to this Facility), then such Lender shall reimburse the Borrowers for the amount of the credit so obtained. The decision as to whether or not to seek such a benefit is in the sole discretion of the Lenders. Each Lender agrees that in the event that Taxes are imposed on account of the situs of its loans hereunder, such Lender, upon acquiring knowledge of such event, shall, if commercially reasonable, shift such loans on its books to another office of such Lender so as to avoid the imposition of such Taxes. Nothing contained in this clause shall in any way prejudice the right of the Lenders to arrange their tax affairs in such way as they, in their sole discretion, deem appropriate. In particular, a Lender shall not be required to obtain such tax credit, if this interferes with the way such Lender normally deals with its tax affairs.

7.3Exclusion of Gross-up for Taxes. The Borrowers shall not be required to pay any additional amounts to or for the account of any Lender pursuant to Section 7.1 to the extent that:

(a)the applicable Lender was not an original party to this Agreement and under applicable law (after taking into account relevant treaties and assuming that such Lender has provided all forms it may legally and truthfully provide) on the date such Lender became a party to this Agreement withholding of Taxes would have been required on such payment, provided that this exclusion shall not apply to the extent such withholding does not exceed the withholding that would have been applicable if such payment had been made to the person from whom such person acquired its rights under the Agreement; or

(b)the applicable Lender has changed its lending office and under applicable law (after taking into account relevant treaties and assuming that such Lender has provided all forms it may legally and truthfully provide) on the date such Lender changed its lending office withholding of Taxes would have been required on such payment, provided that this exclusion shall not apply to the extent such withholding does not exceed the withholding that would have been applicable to such payment if such Lender had not changed its lending office; or

(c)withholding would not have been required on such payment if such Lender had complied with its obligations to deliver certain tax forms pursuant to Section 7.4 below.

7.4Delivery of Tax Forms.

(a)On or prior to the date hereof (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by a Borrower, each Lender or transferee that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) shall deliver to the Administrative Agent two properly completed and duly executed copies of (as applicable) IRS Form W-8BEN, W-8ECI or W-8IMY or, upon request of a Borrower or the Administrative Agent, any subsequent versions thereof or successors thereto, in each case claiming a reduced rate (which may be zero) of U.S. federal withholding tax under Sections 1441 and 1442 of the Code with respect to payments of interest hereunder as such Non-U.S. Lender may properly claim. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall, on or prior to the date hereof (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by a Borrower, provide to the Administrative Agent in addition to the IRS Form W-8 required above a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Holding Company and is not a controlled foreign corporation related to the Holding Company (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify the Administrative Agent in the event any representation in such certificate is no longer accurate.

(b)In the case of a Non-U.S. Lender that is a party to this Agreement on the date hereof and that fails to provide an IRS Form W-8ECI or the certificate described in the last sentence of Section 7.4(a), the IRS Form W-8BEN or W-8IMY provided by such Non-U.S. Lender on or prior to the date hereof shall claim the benefits of an income tax treaty providing for no U.S. federal withholding tax under Sections 1441 and 1442 of the Code with respect to payments of interest hereunder.

7.5FATCA Information.

(a)Subject to paragraph (c) below, each FATCA Relevant Party, within ten (10) Banking Days of a reasonable request by another FATCA Relevant Party, shall:

(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(ii)

supply to the requesting party (with a copy to all other FATCA Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass-thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of determining whether any payment to such party may be subject to any FATCA Deduction.

(b)If a FATCA Relevant Party confirms to any other FATCA Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other FATCA Relevant Parties reasonably promptly.

(c)Nothing in this Section 7.5 shall obligate any FATCA Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided that nothing in this paragraph shall excuse any FATCA Relevant Party from providing a true complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)If a FATCA Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance the provisions of this agreement or the provided information is insufficient under FATCA, then:

(i)	such party shall be treated as if it were a FATCA Non-Exempt Party; and

(ii)

if that party failed to confirm its applicable pass-thru percentage then such party shall be treated for the purposes of any Transaction Document (and payments made thereunder) as if its applicable pass-thru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

7.6FATCA Withholding.

(a)A FATCA Relevant Party making a payment to any FATCA Non-Exempt Party shall make such FATCA Deduction as it determines is required by law and shall render payment to the IRS within the time allowed and in the amount required by FATCA.

(b)If a FATCA Deduction is required to be made by any FATCA Relevant Party to a FATCA Non-Exempt Party, the amount of the payment due from such FATCA Relevant Party shall be reduced by the amount of the FATCA Deduction reasonably determined to be required by such FATCA Relevant Party.

(c)Each FATCA Relevant Party shall promptly upon becoming aware that a FATCA Deduction is required with respect to any payment owed to it (or that there is any change in the rate or basis of a FATCA Deduction) notify each other FATCA Relevant Party accordingly, and no Security Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction.

(d)Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the party making such FATCA Deduction shall deliver to the Administrative Agent for delivery to the party on account of whom the FATCA Deduction was made evidence reasonably satisfactory to that party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the IRS.

(e)A FATCA Relevant Party who becomes aware that it must make a FATCA Deduction in respect of a payment to another FATCA Relevant Party (or that there is any change in the rate or basis of such FATCA Deduction) shall notify that party and the Administrative Agent.

(f)The Administrative Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Lender which relates to a payment by the Security Parties (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Security Parties and the relevant Lender.

7.7FATCA Mitigation. Notwithstanding any other provision of this Agreement, if a FATCA Deduction is or will be required to be made by any party under Section 7.6 in respect of a payment to any FATCA Non-Exempt Lender, the FATCA Non-Exempt Lender may either:

(i)	transfer its entire interest in the Facility to a U.S. branch or Affiliate, or

(ii)

nominate one or more transferee lenders who upon becoming a Lender would be a FATCA Exempt Party, by notice in writing to the Administrative Agent and the Security Borrowers specifying the terms of the proposed transfer, and cause such transferee lender(s) to purchase all of the FATCA Non-Exempt Lender’s interest in the Facility.

7.8Computations; Banking Days.

(a)All computations of interest and fees shall be made by the Administrative Agent or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Administrative Agent or the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

8.EVENTS OF DEFAULT

8.1Events of Default. In the event that any of the following events shall occur and be continuing:

(a)Principal Payments. Any principal of the Facility is not paid on the due date therefor;

or

(b)Interest and other Payments.Any interest on the Facility or any other amount becoming payable under this Agreement and under any Transaction Document or under any of them, is not paid within three (3) Banking Days from the date when due; or

(c)Representations, etc. Any representation, warranty or other statement made by any of the Security Parties in this Agreement or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which it was made or confirmed; or

(d)Impossibility, Illegality. It becomes impossible or unlawful for any of the Security Parties to fulfill any of the covenants and obligations contained herein or in any Transaction Document, or for any of the Creditors to exercise any of the rights vested in any of them hereunder or under the other Transaction Documents; or

(e)Mortgages. There is any default (after giving effect to applicable notice and cure periods) under any of the Mortgages; or

(f)Certain Covenants. Any Credit Party defaults in the performance or observance of any covenant contained in Sections 5.4, 9.1(b) through 9.1(g) inclusive, 9.1(m), 9.1(n), 9.1(o), 9.1(q)(iii), 9.1(t), 9.1(w), 9.1(x), 9.2(a) through 9.2(d) inclusive, 9.2(e)(i), 9.2(f), 9.2(g), 9.2(i), 9.2(j), 9.2(l), 9.2(n), 9.2(o), 9.2(p), 9.2(q), 9.2(s), 9.2(u) and Section 4 of the Guaranty (solely with respect to the subsections of the September 2018 Guaranty (as defined in the Guaranty) which trigger an

“Event of Default” under Section 8.1(f) of the September 2018 Credit Agreement (as defined in the Guaranty)); or

(g)Covenants. One or more of the Security Parties default in the performance of any term, covenant or agreement contained in this Agreement or in the other Transaction Documents, or in any other instrument, document or other agreement delivered in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 8.1, and such default continues unremedied for a period of fourteen (14) days after the earlier of (i) actual knowledge thereof by an officer, director or manager of the Security Parties or (ii) the Security Parties having been notified by the Administrative Agent, in each case other than an Event of Default referred to elsewhere in this Section 8.1; or

(h)Indebtedness and Other Obligations. Any Security Party or the Guarantor shall (i) default in the payment when due (subject to any applicable grace period) of any Indebtedness or of any other indebtedness, (A) in the case of a Security Party, in an outstanding principal amount equal to or exceeding One Million Dollars ($1,000,000) or, (B) in the case of the Guarantor, Twenty Five Million Dollars ($25,000,000), or such Indebtedness or other indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Indebtedness or other indebtedness and such party shall take steps to enforce the same, or (ii) default in the observance or performance of any other agreement evidencing, securing or relating to any Indebtedness or indebtedness, in each case relating to a Security Party where after taking in account such default the aggregate amount of any such Indebtedness and/or indebtedness in default equals $1,000,000 (or, in the case of the Guarantor, $25,000,000) or more, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness or indebtedness to become due prior to its stated maturity; or

(i)Bankruptcy. Any Credit Party commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a “Proceeding”), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days; or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

(j)Inability to Pay Debts. Any Credit Party is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any Indebtedness of any thereof; or

(k)ERISA. An ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding shall exist or occur that, in the reasonable opinion of the Majority Lenders, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or could reasonably be expected to exist or occur, would have a Material Adverse Effect; or

(l)Judgments. Any judgment, order or decree is made the effect whereof would be to render invalid this Agreement or any other Transaction Document or any material provision thereof or any Credit Party asserts that any such agreement or provision thereof is invalid; or judgments or orders for the payment of money (not paid or fully covered by insurance, subject to applicable deductibles) in excess of $1,000,000 in the aggregate for the Holding Company or its Subsidiaries (or its equivalent in any other currency), or in the case of the Guarantor, $25,000,000, shall be rendered against the Holding Company and/or any of its Subsidiaries or the Guarantor and such judgments, orders or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(m)Invalidity of Agreement, Notes and Security Documents. (i) This Agreement, the Notes, any Security Document or any material provision thereof shall cease, for any reason, to be in full force and effect, or any action or suit at law or in equity or other legal proceeding to cancel, revoke or rescind this Agreement, the Notes, any Security Document or any material provision thereof shall be commenced by or on behalf of the Borrowers or any Governmental Authority, or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(n)Business Suspended. Any Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days; or

(o)Loss or Suspension of License or Permit. There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect; or

(p)Classification Society Report. The Administrative Agent shall have received a report by any Classification Society, or by any marine engineer or surveyor following an inspection that a Vessel is not in compliance with the requirements for the highest classification for vessels of like age and type or is not in compliance with the requirements of applicable law for use as intended under this Agreement and action shall not have been commenced within fifteen (15) days after written notice thereof shall have been given by the Administrative Agent to the Borrowers and such corrective action shall not be diligently prosecuted or completed in a manner and time schedule consistent with industry standard; or

(q)Termination of Operations; Sale of Assets. Except as expressly permitted under this Agreement, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of any Security Party are seized or otherwise appropriated; or

(r)Material Adverse Change. Any change in the operations or the financial position of any Security Party or any other circumstance, event or condition which, in the reasonable opinion of the Majority Lenders, shall have a Material Adverse Effect; or

(s)Arrest of a Vessel. Any Vessel shall at any time be subject to an arrest, distress or (in the opinion of the Lenders) any analogous procedure or detention in any place for fifteen (15) days or more; or

(t)Blocked Person. Any Security Party, any Subsidiary or Affiliate of a Security Party or any Related Party thereof becomes a Blocked Person;

then, the Lenders' obligation to make the Facility available shall cease and the Administrative Agent on behalf of the Lenders may, and shall upon the Majority Lenders' instruction, by notice to the Borrowers, declare the entire Facility, accrued interest and any other sums payable by the Borrowers hereunder, under the Notes and under the other Transaction Documents due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subclauses (i) or (j) of this Section 8.1, the Facility, accrued interest and any other sums payable by the Borrowers hereunder, under the Notes and under the other Transaction Documents shall be immediately due and payable without declaration, presentment, demand, protest or other notice to the Borrowers all of which are expressly waived. In such event, the Creditors, or any thereof, may proceed to protect and enforce their respective rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Notes or in any other Transaction Document or in aid of the exercise of any power granted herein or therein, or the Lenders or the Administrative Agent may proceed to enforce the payment of the Notes when due or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted by Applicable Law for the collection of all sums due, or so declared due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrowers to any of the Creditors hereunder, under the Notes and/or under the other Transaction Documents (whether or not then due) all moneys and other amounts of the Borrowers then or thereafter in possession of any Creditor, the balance of  any deposit account (demand or time, matured or unmatured) of the Borrowers then or thereafter with any Creditor and every other claim of the Borrowers then or thereafter against any of the Creditors.

8.2Indemnification. Each of the Borrowers agrees to, and shall, indemnify and hold each of the Creditors harmless against any loss, as well as against any costs or expenses (including legal fees and expenses), which any of the Creditors sustains or incurs as a consequence of any default in payment of the principal amount of the Facility, interest accrued thereon or any other amount payable hereunder, under the Notes or under the other Transaction Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Facility or any portion thereof. Any Creditor's certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrowers.

8.3Application of Moneys. Except as otherwise provided herein or in any Security Document, all moneys received by the Creditors under or pursuant to this Agreement, the Notes or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Administrative Agent in the following manner:

(a)firstly, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Administrative Agent in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Notes and under the other Transaction Documents;

(b)secondly, in or towards the payment or reimbursement of any expenses or liabilities incurred by any of the other Creditors in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Notes and under the other Transaction Documents;

(c)thirdly, in or towards payment of any interest owing in respect of the Facility;

(d)fourthly, in or towards repayment of the principal of the Facility;

(e)fifthly, in or towards payment of all other sums which may be owing to any of the Creditors under this Agreement, under the Notes and under the other Transaction Documents;

(f)sixthly, in or towards payments of any amounts then owed under any Interest Rate Agreement; and

(g)seventhly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled thereto.

9.COVENANTS

9.1Affirmative Covenants. Each of the Security Parties hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Notes or any of the Security Documents, it will:

(a)Performance of Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Lenders) of, the terms of this Agreement, the Notes and the Security Documents;

(b)Notice of Default, etc. Promptly upon obtaining knowledge thereof, inform the Administrative Agent of the occurrence of (a) any Event of Default or any Default, (b) any litigation or governmental proceeding pending or threatened against any Security Party which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of any Vessel’s rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect;

(c)Obtain Consents. Without prejudice to Section 2.1 and this Section 9.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and the other Security Parties' respective obligations under this Agreement, under the Notes and under the Security Documents;

(d)Financial Information. Deliver to the Administrative Agent:

(i)

as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Holding Company, complete copies of the consolidated financial reports of the Holding Company and its Subsidiaries inclusive of a financial report of each of the Borrowers (together with a Compliance Certificate), all in reasonable detail which shall include at least the consolidated balance sheet of the Holding Company and its Subsidiaries and a balance sheet for each of the Borrowers as of the end of such year and the related statements of income for such year as well as the related statement of sources and uses of funds for such year for the Holding Company only, each as prepared in accordance with GAAP, all in reasonable detail, which shall be prepared by an Acceptable Accounting Firm and, with respect to the Holding Company , be audited reports;

(ii)

as soon as available, but not later than sixty (60) days after the end of each of the first three quarters of each fiscal year of the Holding Company , a quarterly interim balance sheets and profit and loss statements of the Holding Company and its Subsidiaries and the related profit and loss statements as well as the related statement of sources and uses of funds for such year for the Holding Company only (together with a Compliance Certificate), each as prepared in accordance with GAAP, all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Holding Company;

(iii)

promptly upon the mailing thereof to the member(s) of the Holding Company, copies of all financial statements, reports, proxy statements and other communications provided to the Holding Company’s member(s);

(iv)

within ten (10) Banking Days of the Holding Company’s receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of the Holding Company and its Subsidiaries;

(v)

as soon as available, but not later than forty five (45) after the end of each fiscal year of the Holding Company, an annual projection of the cash balance of the Holding Company together with annual cash-flow projections of the Holding Company;

(vi)

such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to its business as the Administrative Agent may from time to time reasonably request, certified to be true and complete by the chief financial officer of the Holding Company; and

(e)Vessel Covenants. With respect to each of the Vessels:

(i)	keep the Vessels registered in the name of the applicable Borrower;

(ii)	keep the Vessels in good and safe condition and state of repair (ordinary wear and tear and/or loss or damage by casualty or condemnation excepted);

(iii)	keep the Vessels insured in accordance with the provisions of the relevant Mortgage recorded against it and ensure that the requirements thereof in respect of any insurances have been complied with;

(iv)

ensure that each of the Vessels at all times carries an Inventory of Hazardous Materials, and upon request provide a copy to teh Administrative Agent, unless an Inventory of Hazardous Materials is not required to be maintained under applicable law;

(v)

in the event the relevant Borrower undertakes to dismantle the Vessel (or to sell the Vessel with the intention of it being dismantled) with the prior written consent of the Administrative Agent, it shall comply with the Hong Kong International Convention for the Sage and Environmentally Sound Recycling of Ships, 2009 and to the extent applicable, United States laws, as well as any other applicable vessel dismantling conventions on safe, sustainable and socially and environmentally responsible dismantling of the Vessel that is taken out of service;

(vi)	notify the Administrative Agent of all modifications to the Vessels and of the removal of any parts or equipment from the Vessels; and

(v)	provide the Administrative Agent with all requested Vessel related information;

(f)Vessel Valuations. For inclusion with the Compliance Certificates delivered pursuant to Section 9.1(d) (for the second and fourth quarters of each fiscal year of the Holding Company), and in any event upon the reasonable request of the Administrative Agent, the Borrowers shall obtain appraisals (on a desktop basis) of the Fair Market Value of the Vessels. Up to two (2) such desktop valuations per calendar year per Vessel are to be at the Borrowers' cost. In the event the Borrowers fail or refuse to obtain the valuations requested pursuant to this Section 9.1(f) within ten (10) Banking Days of the Administrative Agent's reasonable request therefor, the Administrative Agent will be authorized to obtain such valuations, at the Borrowers’ cost, from one of the approved ship brokers listed on Schedule II (or such other ship broker as may be approved from time to time by the Majority Lenders), which valuations shall be deemed the equivalent of valuations duly obtained by the Borrowers pursuant to this Section 9.1(f), but the Administrative Agent's actions in doing so shall not excuse any default of the Borrowers under this Section 9.1(f);

(g)Corporate Existence; Citizenship. Do or cause to be done all things necessary to (i) preserve and keep in full force and effect its corporate existence in good standing and all licenses, franchises, permits and assets necessary to the conduct of its business and (ii) to the extent it owns a United States flagged vessel, remain a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and in compliance with the citizenship requirements imposed under the Merchant Marine Act, 1920, as amended, or any other applicable United States laws for entities engaged in coastwise trade, provided however that Courageous and Resolute shall be permitted to change their jurisdiction of formation to the Republic of the Marshall Islands so long as: (x) such Borrower does not own a United States flagged vessel, and (y) such Borrower takes all actions reasonably satisfactory to the Administrative Agent and the Security Trustee to ensure the Collateral granted by such Borrower remains in full force and effect and continues to be subject to a first priority, perfected Lien in favor of the Security Trustee following such re-domiciliation;

(h)Books and Records. At all times keep proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

(i)Taxes and Assessments. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

(j)Inspection. Upon reasonable notice, allow any representative or representatives designated by the Administrative Agent, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on request, to examine its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Administrative Agent reasonably requests;

(k)Inspection and Survey Reports. If the Lenders shall so request, the Borrowers shall provide the Lenders with copies of all internally generated inspection or survey reports on the Vessels;

(l)Compliance with Statutes, Agreements, etc. Do or cause to be done all things (including, but not limited to, obtaining all consents) necessary to comply with all material contracts or agreements to which any of the Security Parties is a party, and all material laws, and the rules and regulations thereunder, applicable to such Security Party, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters except where failure to do so would not alone or in the aggregate be reasonably likely to have a Material Adverse Effect;

(m)Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Administrative Agent a certificate of a chief executive officer of the Holding Company, specifying in detail the nature of such condition and its proposed response or the proposed response of any Environmental Affiliate: (a) its receipt or the receipt by any Environmental Affiliate of any written communication whatsoever that alleges that such Person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by it or any Environmental Affiliate that there exists any Environmental Claim pending or threatened against any such Person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it or against any Environmental Affiliate, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Administrative Agent, the Borrowers will submit to the Administrative Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

(n)Insurance. Maintain with financially sound and reputable insurance companies insurance on all its properties and against all such risks and in at least such amounts and with such deductibles as are usually insured against by companies of established reputation engaged in the same or similar business from time to time;

(o)Vessel Management. Upon the delivery of each of the Vessels, cause each of the Vessels to be managed both commercially and technically by an Approved Manager in accordance with shipping industry standards;

(p)Brokerage Commissions, etc. Indemnify and hold each of the Creditors harmless from any claim for any brokerage commission, fee or compensation from any broker or third party resulting from the transactions contemplated hereby;

(q)ISM Code, ISPS Code, Annex VI and MTSA Matters. Upon the delivery of each of the Vessels, (i) procure that the Approved Manager is and shall at all times remain the Operator thereof, (ii) procure that the Operator will comply with and ensure that each of the Vessels will comply with the requirements of the ISM Code, ISPS Code, Annex VI and MTSA in accordance with the implementation schedules thereof, including (but not limited to) the maintenance and renewal of valid certificates, and when required, security plans, pursuant thereto throughout the term of the Facility; and (iii) procure that the Operator will immediately inform the Administrative Agent if there is any threatened or actual withdrawal of its DOC, SMC, ISSC or IAPPC in respect of any Vessel; and (iv) procure that the Operator will promptly inform the Administrative Agent upon the issuance to the Borrowers or Operator of a DOC and to any of the Vessels of an SMC, ISSC or IAPPC;

(r)ERISA. Forthwith upon learning of the existence or occurrence of (i) any ERISA Termination Event or Foreign Termination Event that, when taken together with all other ERISA Termination Events and Foreign Termination Events that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in liability to the Security Parties and ERISA Affiliates in the aggregate in excess of $300,000, (ii) any ERISA Funding Event, ERISA Termination Event or Foreign Termination Event that, when taken together with all other ERISA Funding Events, ERISA Termination Events and Foreign Termination Events that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in liability to the Security Parties and ERISA Affiliates in the aggregate in excess of $500,000, or (iii) any ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding that, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in a Material Adverse Effect, furnish or cause to be furnished to the Administrative Agent written notice thereof;

(s)Evidence of Current COFR. If the Lenders shall so request, provide the Lenders with copies of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for any Vessel;

(t)Change of Ownership; Change of Control. Ensure that (i) SEACOR Marine LLC continues as the sole member and manager of the Holding Company and is solely responsible for the management decisions of the Holding Company, (ii) the Guarantor continues to hold directly or indirectly no less than 66 2/3% beneficial ownership of the Holding Company, (iii) the Holding Company continues as the sole owner of the capital stock or other equity interest of any Borrower (other than the Holding Company); (iv) the Approved Manager is a wholly-owned (directly or indirectly) subsidiary of the Guarantor and (v) no SEACOR Marine Change of Control shall occur;

(u)Maintenance of Properties. Keep all material property necessary in its business in good working order and condition (loss or damage by casualty or condemnation excepted);

(v)Know Your Customer Requirements. Provide all documentation (including documentation requested by the Lenders or any prospective Lenders subsequent to the date hereof) to the satisfaction of the Lenders or prospective Lenders (as the case may be) in connection with their know your customer requirements, including but not limited to:

(i)	completed bank account opening mandates with telephone and fax indemnities to include the list of the all account holders’ authorized signatories and specimens of their signatures;

(ii)	certified list of directors, including titles, business and residential addresses and dates of birth;

(iii)	certified true copy of photo identification (i.e. passport or driving license) and evidence of residential address (i.e. utility bill or bank statement) for all authorized signatories;

(iv)	completed form 4-329 for each account signatory;

(v)	with respect to each Borrower, certificate of ultimate beneficial ownership, certified by the respective secretary or assistant secretary of such entity; and

(vi)	non-resident declaration forms, if applicable;

(w)Reserved.

(x)Sanctions and Anti-Money Laundering Laws. Remain, and ensure that each Affiliate and Related Party thereof shall remain, in compliance with all Sanctions Laws and all Anti-Money Laundering Laws;

(y)Reserved.

(z)Beneficial Ownership. Promptly upon request by the Administrative Agent or any Lender, (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

9.2Negative Covenants. Each of the Security Parties hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Notes or any other Transaction Documents, it will not, without the prior written consent of the Majority Lenders (or all of the Lenders if required pursuant to Section 15.8):

(a)Liens. Create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral or, in respect of the Borrowers, other property except:

(i)

liens for taxes, assessments or governmental charges not yet payable for which adequate reserves have been maintained; provided, that once any such lien is claimed, the Borrowers shall be permitted to contest any such lien in good faith by appropriate action promptly initiated and diligently conducted, if (y) such reserves as shall be required by GAAP shall have been made therefor, and (z) the Borrowers shall have arranged for a bond or insurance (other than, and after giving effect to, any deductibles that the Borrowers may have on such insurance) related to such lien in a manner that is satisfactory to the Lenders in accordance with law

(ii)	the Mortgages, the Assignments and other liens in favor of the Security Trustee or the Lenders;

(iii)	liens, charges and encumbrances against the Vessels permitted to exist under the terms of the relevant Mortgage;

(iv)

pledges of certificates of deposit or other cash collateral securing reimbursement obligations in connection with letters of credit now or hereinafter issued for its account in connection with the establishment of its financial responsibility under 33 C.F.R. Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended and replaced;

(v)

pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which it is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business; and

(vi)

other liens, charges and encumbrances incidental to the conduct of its business, the ownership of its property and assets which are not more than thirty (30) days overdue and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

Items (i) through (vi) of this Section 9.2(a) are referred to herein as “Permitted Liens”.

(b)Investments. Make any Investment in any Person, except Investments in Cash and Cash Equivalents;

(c)Loans. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person;

(d)Guaranties. Assume, guarantee or, other than in the ordinary course of business of the Borrowers, endorse or otherwise become or remain liable in connection with any obligation of any Person;

(e)Sale or Pledge of Shares of Borrowers. Other than as may be allowed in accordance with the Pledge Agreement, (i) sell, transfer, convey or dispose of any shares or membership interests of any of the Borrowers, or (ii) create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon the membership interests of any Borrower;

(f)Transaction with Affiliates. Enter into any transaction with an Affiliate, other than on an arms length basis;

(g)Change of Flag, Class, Management or Ownership. After delivery of a Vessel to the relevant Borrower, change (i) the flag of such Vessel other than to a jurisdiction reasonably acceptable to the Lenders, (ii) its Classification Society other than to another member of the International Association of Classification Societies acceptable to each of the Lenders, (iii) the technical management of such Vessel other than to an Approved Manager or (iv) the ownership of such Vessel, provided however that notwithstanding anything to the contrary herein, Courageous and Resolute shall be permitted to (in lieu of a change to their jurisdiction of formation permitted under Section 9.1(g)) transfer their respective Vessels to a wholly-owned Subsidiary of the Holding Company formed in the Republic of the Marshall Islands (each, a “New Borrower”) at which time the Borrowers, the Lenders, the Administrative Agent and the Security Trustee shall enter into an amendment to this Agreement to replace such Borrowers with the New Borrowers and such other documents to ensure the Collateral remains in full force and effect and continues to be subject to a first priority, perfected Lien in favor of the Security Trustee following such transfer of ownership;

(h)Chartering and Pooling. Enter into any demise or bareboat charter with respect to any Vessel or enter any Vessel into any vessel pooling arrangement;

(i)Change in Business. Materially change the nature of its business or commence any business materially different from its current business;

(j)Sale of Assets. Sell, assign, transfer, pledge or otherwise convey or dispose of, any of the Vessels or any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole;

(k)Changes in Offices or Names. Change the location of its chief executive office, its chief place of business or the office in which its records relating to the earnings or insurances of the Vessels are kept or change its name unless the Lenders shall have received sixty (60) days prior written notice of such change;

(l)Consolidation and Merger. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it;

(m)Change Fiscal Year. Change its fiscal year;

(n)Indebtedness. Incur any new Indebtedness (which, for the sake of clarity, shall exclude any Indebtedness pursuant to this Agreement) except (i) Indebtedness under any interest rate, foreign exchange or derivatives transaction entered into in the ordinary course of business and not for speculative purposes, (ii) Indebtedness under performance guarantees and standby letters of credit entered into in the ordinary course of business in a consolidated amount of not more than $5,000,000, and (iii) Intercompany Debt;

(o)Changes to Management Agreements. Make any changes to the management agreements of each of the Borrowers;

(p)Distributions. With respect to the Holding Company only, directly or indirectly declare or pay any dividend or make any distribution on its limited liability company interests unless each of the following conditions are met:

(i)	After giving effect to any such dividend or distribution, the Borrowers shall be in compliance with all covenants set forth in this Agreement and any other Transaction Document;

(ii)	Reserved.

(q)Sanctions and Anti-Money Laundering. (i) Engage in a trade or financial transaction or other dealing with any individual, entity or Sanctioned Country with which such Security Party, its Subsidiary or its Affiliate is prohibited pursuant to Sanctions Laws; (ii) use, or permit or allow any Subsidiary or Affiliate of any Security Party to use, the Facility or the proceeds from the Facility, directly or indirectly, to lend, contribute, provide or otherwise make available funds (1) to a Blocked Person or to fund any trade or business involving any Blocked Person, or (2) to a person or entity for the purpose of engaging in any activities in violation of Sanctions Laws or Anti-Money Laundering Laws, or (3) in such a way that will otherwise result in a violation of Sanctions Laws and Anti-Money Laundering Laws, by such Security Party, Subsidiary or Affiliate or any Related Party thereof, including, without limitation, any such Person becoming a Blocked Person; (iii) permit or allow any of its assets (including, without limitation, any Vessel) to be used, directly or indirectly, (1) by or for the benefit of any Blocked Person, (2) in any trade or activity which is prohibited under Sanctions Laws or Anti-Money Laundering Laws, or (3) in such a way that could expose any Security Party, its Subsidiary or its Affiliate or any Related Party or its assets or its insurers to enforcement proceedings or any other consequence whatsoever arising from Sanctions Laws or Anti-Money Laundering Laws; or (iv) permit or allow any Vessel to trade in or with Iranian ports or carry or store or warehouse crude oil, petroleum products, petrochemical products or other products subject to Sanctions Laws if they originate in Iran, or are being exported from Iran to any other country;

(r)Use of Proceeds. Use the proceeds of the Facility in violation of Regulation T, U or

X; and

(s)Use of Corporate Funds. Except as permitted under Sections 9.2(b) and 9.2(o) above,

pay out any funds to any Person except (i) in the ordinary course of business in connection with the management of the business of the Borrowers, including the operation and/or repair of the Vessel (but excluding modifications to any Vessel in respect of design changes), (ii) the servicing of the Facility.

9.3Reserved.

9.4Asset Maintenance. If at any time during the term of this Agreement, the aggregate Fair Market Value of the Vessels is less than the Required Percentage of the aggregate outstanding amount of the Facility, the Borrowers shall, immediately following receipt by the Borrowers of written notice from the Administrative Agent notifying the Borrowers of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrowers), either (i) prepay such amount of the Tranches on a pro rata basis (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.5) as shall result in the aggregate Fair Market Value of the Vessels being not less than the Required Percentage of the outstanding amount of the Facility or (ii) place on charged deposits with the Administrative Agent an amount in Dollars (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.5) as shall result in the aggregate Fair Market Value of the Vessels together with the amount deposited being not less than the Required Percentage of the aggregate outstanding amount of the Facility. The charged deposit shall be released to the Borrowers when the Fair Market Value of the Vessels is not less than the Required Percentage of the outstanding amount of the Facility. Compliance with this Section 9.4 shall be measured within ten (10) Banking Days following the end of the second fiscal quarter and within ten (10) Banking Days following the end of the fourth fiscal quarter of each year during the term of this Agreement.

10.ASSIGNMENT.

(a)This Agreement shall be binding upon, and inure to the benefit of, each of the Security Parties and each of the Creditors and their respective successors and assigns, except that the Security Parties may not assign any of their respective rights or obligations hereunder without the written consent of the Lenders.

(b)Each Lender shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Facility (i) to any subsidiary, holding company or other affiliate or office of such Lender or to any subsidiary, office or other affiliate company, special purpose entity or funding vehicle of any thereof without the consent of the Borrowers and (ii) to any other bank or financial institution (in a minimum amount of not less than $1,000,000) with the written consent of the Borrowers (such consent shall be deemed to have been given if no express refusal is received within five (5) Banking Days), provided, however, that such consent from the Borrowers is not required if an Event of Default has occurred and is continuing) and with the consent of the Administrative Agent; and, in any case, such Lender shall forthwith give notice of any such assignment or participation to the Borrowers and pay the Administrative Agent an assignment fee of

$4,500 for each such assignment or participation; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. Each of the Security Parties will take all reasonable actions requested by the Administrative Agent or any Lender to effect such assignment, including but not limited to, providing the documents required pursuant to Section 9.1(v). In addition, any Lender may disclose, with the written consent of the Borrowers (at the Borrowers’ sole discretion, provided, however, that such consent from the Borrowers is not required if an Event of Default has occurred and is continuing), to any prospective assignee otherwise eligible for assignment hereunder any information about the Security Parties and the Transaction Documents as the Lender shall consider appropriate if the person to whom the information is given agrees in writing to keep such information confidential. No Lender shall assign its rights and obligations under this Agreement to any natural Person, any Borrower or any of the Borrowers’ Affiliates.

(c)The Administrative Agent, acting for this purpose as an agent of each of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Facility owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Upon its receipt of a duly completed Assignment and Assumption Agreement executed by an assigning Lender and an assignee, the assignment fee referred to above and any written consent to such assignment required, the Administrative Agent shall accept such Assignment and Assumption Agreement and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption Agreement and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)In addition, any Lender may at any time sell participations to any Person (other than a natural person or the Borrowers or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Facility owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the terms of this Agreement and that directly affects such Participant.

(f)Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amount of (and stated interest on) each Participant’s interest in the Facility or other obligations under this Agreement (“Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is registered under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as owner of such participant for all purposes of this Agreement notwithstanding any notice to the contrary.

11.ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

11.1Illegality. In the event that by reason of any change in or introduction of any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Administrative Agent and the Borrowers to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrowers shall be required either to repay to such Lender that portion of the Facility advanced by such Lender within sixty (60) days or, if such Lender so agrees, to repay such portion of the Facility to the Lender on the last day of the calendar month in accordance with and subject to the provisions of Section 11.7. In any such event, but without prejudice to the aforesaid obligations of the Borrowers to repay such portion of the Facility, the Borrowers and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Facility available from another jurisdiction or otherwise restructuring such portion of the Facility on a basis which is not unlawful.

11.2Increased Costs. If any change in or introduction of any applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

(i)	subject any Lender to any Taxes with respect to its income from the Facility, or any part thereof, or

(ii)

change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of any Security Party) or such other jurisdiction where the Facility may be payable), or

(iii)

impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

(iv)	impose on any Lender any other condition affecting the Facility or any part thereof,

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this Agreement:

(a)such Lender shall notify the Administrative Agent and the Borrowers of the happening of such event, and

(b)each of the Borrowers agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction; provided, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under Section 10.

11.3Market disruption. The following provisions of Sections 11.4 and 11.5 apply if Term SOFR is not available for an Interest Period on the date of determination of the Benchmark (excluding the circumstances described in Section 6.4).

11.4Notification of market disruption. The Administrative Agent shall promptly notify the Borrowers and each of the Lenders, stating the circumstances falling within Section 11.3 which have caused its notice to be given (the "Market-Disruption Notification"); provided, however, that the level of detail of the Market-Disruption Notification shall be in the Administrative Agent’s discretion and the Market-Disruption Notification itself shall, absent manifest error, be final, conclusive and binding on all parties hereto.

11.5Alternative rate of interest during market disruption. For so long as the circumstances falling within Section 11.3 are continuing, the rate of interest on each Lender’s share of the Facility for the Interest Period shall be the percentage rate per annum which is the aggregate of (i) higher of

(a) rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. and (b) one-half percent (1/2%) above the Federal Funds Effective Rate, (ii) the Margin, and (iii) Mandatory Costs, if any.

11.6Lender's Certificate Conclusive. A certificate or determination notice of the Administrative Agent or any Lender, as the case may be, as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrowers.

11.7Compensation for Losses. Where any portion of the Facility is to be repaid by the Borrowers pursuant to Section 5 or this Section 11, each of the Borrowers agrees simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrowers to the relevant Lender pursuant to this Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current calendar month, but otherwise without penalty or premium.

12.CURRENCY INDEMNITY

12.1Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in Dollars under any Transaction Document then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the “conversion date”), provided that the Administrative Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars, as applicable, due under any Transaction Document.

12.2Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrowers shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under the Transaction Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrowers.

12.3Additional Debt Due. Any amount due from the Borrowers under this Section 12 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of the Transaction Documents.

12.4Rate of Exchange. The term “rate of exchange” in this Section 12 means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

13.FEES AND EXPENSES

13.1Fees. The Borrowers shall pay to the Administrative Agent, for further distribution to the Lenders, an upfront fee in an amount equal to one half of one percent (0.50%) of the Facility, to be paid on or before the Original Effective Date.

13.2Expenses. Each of the Borrowers agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agents for their payment of, the reasonable expenses of the Agents and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents' and the Lenders' rights or remedies with respect thereto or in the preservation of the Agents' and the Lenders' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agents' counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agents in connection with this transaction, all costs and expenses, if any, in connection with the enforcement of this Agreement and the other Transaction Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the other Transaction Documents) herein contemplated and to hold the Creditors free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrowers to the Creditors when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrowers to such party or parties after payment thereof (if the Creditors, at their sole discretion, choose to make such payment).

14.APPLICABLE LAW, JURISDICTION AND WAIVER

14.1Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

14.2Jurisdiction. Each of the Security Parties hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of Creditors under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Security Parties by mailing or delivering the same by hand to the Security Parties at the address indicated for notices in Section 16.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Security Parties as such, and shall be legal and binding upon the Security Parties for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Security Parties to the Creditors) against the Security Parties in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Security Parties will advise the Administrative Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Creditors may bring any legal action or proceeding in any other appropriate jurisdiction.

14.3WAIVER OF IMMUNITY. TO THE EXTENT THAT ANY OF THE SECURITY PARTIES HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE SECURITY PARTIES HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

14.4WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG EACH OF THE SECURITY PARTIES AND EACH OF THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

15.THE AGENTS

15.1Appointment of Agents. Each of the Lenders and Hedging Banks irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Notes or the other Transaction Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

15.2Appointment of Security Trustee. Each of the Lenders and Hedging Banks irrevocably appoints, designates and authorizes the Security Trustee to act as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders, the Hedging Banks or any of them or for the benefit thereof under or pursuant to this Agreement or any of the other Transaction Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in the Agreement or the other Transaction Documents), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender, any Hedging Bank or any agent thereof or received or recovered by any Lender, any Hedging Bank or any agent thereof pursuant to, or in connection with, this Agreement or the other Transaction Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender, any Hedging Bank or any agent thereof in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment but shall have no obligations under this Agreement, under the Notes or under any of the other Transaction Documents except those expressly set forth herein and therein. Neither the Security Trustee nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Notes or the other Transaction

Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

15.3Distribution of Payments. Whenever any payment is received by the Administrative Agent or the Security Trustee from the Borrowers for the account of the Lenders, or any of them, whether of principal or interest on the Notes, commissions, fees under Section 13 or otherwise, it will thereafter cause to be distributed on the day of receipt if received before 10:00 a.m. New York time, or on the day after receipt if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement. Unless the Administrative Agent or the Security Trustee, as the case may be, shall have received notice from the Borrowers prior to the date when any payment is due hereunder that the Borrowers will not make any payment on such date, the Administrative Agent or the Security Trustee may assume that the Borrowers have made such payment to the Administrative Agent or the Security Trustee, as the case may be, on the relevant date and the Administrative Agent or the Security Trustee may, in reliance upon such assumption, make available to the Lenders on such date a corresponding amount relating to such payment ratably to the Lenders according to their respective Commitments. If and to the extent that the Borrowers shall not have so made such payment available to the Administrative Agent or the Security Trustee, as the case may be, the Lenders and the Borrowers (but without duplication) severally agree to repay to the Administrative Agent or the Security Trustee, as the case may be, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Lenders until the date such amount is repaid to the Administrative Agent or the Security Trustee, as the case may be, as calculated by the Administrative Agent or Security Trustee to reflect its cost of funds.

15.4Holder of Interest in Notes. The Agents may treat each Lender as the holder of all of the interest of such Lender in its respective Note.

15.5No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the other Transaction Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any other Transaction Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

15.6Agents as Lenders. With respect to that portion of the Facility made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall include the Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrowers as if it were not an Agent.

15.7Acts of the Agents. Each Agent shall have duties and discretion, and shall act as follows:

(a)Obligations of the Agents. The obligations of each Agent under this Agreement, the Notes and the other Transaction Documents are only those expressly set forth herein and therein;

(b)No Duty to Investigate. No Agent shall at any time, unless requested to do so by a Lender or Lenders, be under any duty to enquire whether an Event of Default or a Default has occurred or to investigate the performance of this Agreement, the Notes or any Security Document by any Security Party; and

(c)Discretion of the Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Transaction Documents, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that no Agent shall be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law;

(d)Instructions of Majority Lenders. Each Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement or under any other Transaction Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

15.8Certain Amendments. Neither this Agreement, the Notes nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrowers and the Majority Lenders, provided that no such amendment shall, without the consent of each Lender affected thereby, (i) reduce the interest rate or extend the time of payment of scheduled principal payments or interest or fees on the Facility, or reduce the principal amount of the Facility or any fees hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Event of Default or any mandatory repayment of the Facility shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 15.8, (iv) amend the definition of Majority Lenders or any other definition referred to in this Section 15.8, (v) amend any provision specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, (vi) consent to the assignment or transfer by any of the Borrowers of any of its rights and obligations under this Agreement, (vii) release any Security Party from any of its obligations or release any collateral under any Security Document except as expressly provided herein or in such Security Document, (viii) amend Section 5.5 or Section 8.3, or (ix) amend any provision relating to the maintenance of collateral under Section 9.4. All amendments approved by the Majority Lenders under this Section 15.8 must be in writing and signed by each of the Borrowers and each of the Lenders comprising the Majority Lenders. No provision of this Section 15 or any other provisions relating to the Agent may be modified without the consent of the Administrative Agent.

15.9Assumption re Event of Default. Except as otherwise provided in Section 15.15, the Administrative Agent and the Security Trustee shall be entitled to assume that no Event of Default or Default has occurred and is continuing, unless it has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that either thereof shall have been notified by any Security Party or any Lender in the manner set forth in the preceding sentence of any Event of Default or Default, the Administrative Agent shall notify the Lenders and shall take action and assert such rights under this Agreement, under the Notes and under Security Documents as the Majority Lenders shall request in writing.

15.10Limitations of Liability. No Agent or Lender shall be under any liability or responsibility whatsoever:

(a)to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Security Document;

(b)to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement or under the other Transaction Documents; or

(c)to any Lender or Lenders for any statements, representations or warranties contained in this Agreement, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, any other Transaction Document or any document or instrument delivered in connection with the transactions hereby contemplated.

15.11Indemnification of the Agent and Security Trustee. The Lenders and Hedging Banks agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement or any other Transaction Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement or any other Transaction Document, except that no Lender or Hedging Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of any such Agent.

15.12Consultation with Counsel. Each of the Administrative Agent and the Security Trustee may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

15.13Resignation. Any Agent may resign at any time by giving sixty (60) days' written notice thereof to the other Agents, the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrowers, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 15 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

15.14Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agent that:

(a)in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or any Agent; and

(b)so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

15.15Notification of Event of Default. The Administrative Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify the Administrative Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which such party has actual knowledge.

15.16Sharing of Payments, Etc. If any Lender shall obtain any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under its Note or the Security Documents, or otherwise) on account of the Advances owing to it (other than pursuant to Sections 11.2 or 11.7 or otherwise in respect of any gross up for Taxes pursuant to Section 7.1) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

15.17Erroneous Payments.

(a)With respect to any payment that the Administrative Agent makes to any Lender or other Creditor as to which the Administrative Agent determines that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made the corresponding payment to the Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from the Borrowers either individually or in the aggregate (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Creditors severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Creditor, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. A notice of the Administrative Agent to any Person under this clause shall be conclusive, absent manifest error.

(b)Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or other Creditor, whether or not in respect of a Secured Obligation due and owing by a Creditor at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount was received by it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. A notice of the Administrative Agent to any Person under this clause (b) shall be conclusive, absent manifest error. To the extent permitted by law, each Lender and each other Creditor irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender or other Creditor that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 15.17 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document.

(c)Each Lender or Creditor hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Creditor under any Transaction Document against any amount due to the Administrative Agent under immediately preceding clauses (a) or (b) under the indemnification provisions of this Agreement.

(d)The parties hereto agree that payment of a Rescindable Amount shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrowers or any other Credit Party under the Transaction Documents, except, in each case, to the extent such Rescindable Amount is, and solely with respect to the amount of such Rescindable Amount that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Credit Party for the purpose of making such Rescindable Amount. For the avoidance of doubt, no provision in this Section 15.17 shall be interpreted to increase (or accelerate the due date for) or have the effect of increasing (or accelerating the due date for), the obligations of the Borrowers or other Credit Party under the Transaction Documents relative to the amount (and/or timing for payment) of the obligations that would have been payable had the erroneous Rescindable Amount not been paid by the Administrative Agent.

16.NOTICES AND DEMANDS

16.1Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Security Parties and/or the Administrative Agent and/or the Security Trustee at its respective address or facsimile number set forth below and to the Lenders at their addresses and facsimile numbers set forth in Schedule I hereto or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 16.1 and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

If to any Security Party:

c/o SEACOR Marine Holdings Inc. 12121 Wickchester Lane

Suite 500

Houston, Texas 77079

Facsimile No. 346-589-0255 Attention: Legal Department

If to the Administrative Agent or Security Trustee:

DNB BANK ASA, New York Branch 30 Hudson Yards, 81st Floor

New York, New York 10001 Attention: Ms. Samantha Stone E-mail: Samantha.stone@dnb.no

17.MISCELLANEOUS

17.1Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of the Borrowers or any other Security Party against any and all of the obligations of the Borrowers or other Security Party now or hereafter existing under the Transaction Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The Administrative Agent and each Lender agrees promptly to notify the Borrowers after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 17.1 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender and their respective Affiliates may have. Notwithstanding anything to the contrary set forth in Section 17 or elsewhere herein, the Administrative Agent may not discriminate against the Lenders generally in favor of its own interests when exercising setoff rights against amounts received from any Security Party hereunder.

17.2Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Creditor to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.3Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in the other Transaction Documents would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.4References. References herein to Articles, Sections, Exhibits and Schedules are to be construed as references to articles, sections of, exhibits to, and schedules to, this Agreement or the other Transaction Documents as applicable, unless the context otherwise requires.

17.5Further Assurances. Each of the Security Parties hereby agrees that if this Agreement or any of the other Transaction Documents shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order to more effectively accomplish the purposes of this Agreement and/or the other Transaction Documents.

17.6Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Creditors, on the other part, relating to the transactions contemplated hereby, whether written or oral, are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties or any Creditor are parties, which alone fully and completely express the agreements between the Security Parties and the Creditors.

17.7Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement. Subject to Section 15.8, any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers, the Administrative Agent and the Majority Lenders. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

17.8Indemnification. Neither any Creditor nor any of its directors, officers, agents or employees shall be liable to any of the Security Parties for any action taken or not taken thereby in connection herewith in the absence of its own gross negligence or willful misconduct. Each of the Borrowers hereby jointly and severally agrees to indemnify the Creditors, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and related expenses of every nature and character (other than taxes) arising out of this Agreement or any of the other Transaction Documents, the performance by the respective parties of their obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrowers of the proceeds of any of the Facility, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with any Security Party, (c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, and regardless of whether any Indemnitee is a party thereof, (d) any civil penalty or fine assessed by OFAC or another Governmental Authority against, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any other Creditor as a result of conduct of any Security Party, any Subsidiary or Affiliate of a Security Party or any Related Party thereof that violates a Sanctions Law or Anti-Money Laundering Law or (e) with respect to the Security Parties and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Materials of Environmental Concern or any action, suit, proceeding or investigation brought or threatened with respect to any Materials of Environmental Concern (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Security Parties shall not be responsible for any liabilities, losses, damages and/or expenses under this Section 17.8 which were caused by such Indemnitee’s own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Creditors and their Affiliates shall be entitled to select their own counsel and, if arising after the occurrence and during the continuation of an Event of Default, the Security Parties agree to pay promptly the reasonable fees and expenses of such counsel. To the extent that the respective interests of the Creditors in such litigation do not, and reasonably could not be expected to, conflict (such determination of existing or potential conflict to be made by the Creditors using their reasonable good faith judgment), the Creditors shall make reasonable efforts to use common counsel in connection with such litigation and the preparation therefor. If, and to the extent that the obligations of the Security Parties under this Section 17.8 are unenforceable for any reason, the Security Parties hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17.8 shall survive payment or satisfaction in full of the Facility and all other obligations under this Agreement and the other Transaction Documents.

17.9USA Patriot Act Notice; Bank Secrecy Act. The Administrative Agent hereby notifies each of the Security Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Patriot Act”), and the policies and practices of the Administrative Agent, each of the Creditors is required to obtain, verify and record certain information and documentation that identifies each of the Security Parties, which information includes the name and address of each of the Security Parties and such other information that will allow the Creditors to identify each of the Security Parties in accordance with the Patriot Act. In addition, each of the Security Parties shall comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

17.10CEA Eligible Contract Participant. Notwithstanding anything to the contrary in any Transaction Document, no Security Party shall be deemed to guarantee, become jointly and severally obligated for or pledge assets in support of a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”) of another Security Party in favor of any Hedging Bank if at the time that swap is entered into, such Security Party is not an “eligible contract participant” as defined in Section 1(a)(18) of the CEA.

17.11Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart. In the event that any of the Security Parties deliver an executed counterpart of this Agreement by facsimile or electronic transmission, such Security Parties shall also deliver an originally executed counterpart as soon as practicable, but the failure of such Security Parties to deliver an originally executed counterpart of this Agreement shall not affect the validity or effectiveness of this Agreement.

17.12Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

17.13Agreement Represents Amendment and Restatement. The Borrowers hereby acknowledge and agree that (i) this Agreement represents, among other things, an amendment, restatement, renewal, extension, consolidation and modification of the Original Loan Agreement and the Facility made under the Original Loan Agreement; (ii) this Agreement, the Notes and the Security Documents shall evidence and secure, without interruption or impairment of any kind, all existing indebtedness of the Borrowers and all obligations of the Borrowers under the Original Loan Agreement, the Notes (as defined in the Original Loan Agreement, the “2013 Notes”) and the Security Documents (as defined in the Original Loan Agreement, the “2013 Security Documents”), as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder; (iii) all liens and security evidenced by the Original Loan Agreement and the 2013 Security Documents to the extent amended, restated, renewed, extended, consolidated and modified hereunder, are hereby ratified, confirmed and continued; (iv) this Agreement, the Notes and the Security Documents are intended to amend, restate, restructure, renew, extend, consolidate and modify the Original Loan Agreement, the 2013 Notes, and the 2013 Security Documents; (v) the execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Original Loan Agreement; (vi) all references in any of the Security Documents to this Agreement, the “Loan Agreement”, the “Credit Facility Agreement” or any other term referencing this Agreement shall be deemed to be references to this Agreement as amended and restated hereby.

17.14Confidentiality. Each of the Administrative Agent, Security Trustee and the Creditors agree to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 17.14, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and its obligations, this Agreement or payments hereunder or (iii) to any credit insurance provider; (g) on a confidential basis to any rating agency in connection with rating the Borrowers or their respective Subsidiaries or the Facility; (h) with the consent of the Borrowers; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 17.14, or (y) becomes available to the Administrative Agent, Security Trustee, any Creditor or any of their respective Affiliates on a non-confidential basis from a source other than a Credit Party. In addition, the Administrative Agent, Security Trustee and the Creditors may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, Security Trustee and the Creditors in connection with the administration of this Agreement and the other Transaction Documents. It is understood and agreed that any Person required to maintain the confidentiality of Information as provided in this Section 17.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

17.15Contractual Recognition of Bail-in. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write- down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

[Remainder of Page Intentionally Left Blank]

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

BORROWERS:

SEACOR OFFSHORE OSV LLC,
as Borrower

By:
Name:
Title:

SEACOR BRAVE LLC,	SEACOR CHIEF LLC,
as Borrower	as Borrower

By:	By:
Name:	Name:
Title:	Title:

SEACOR COURAGEOUS LLC,	SEACOR FEARLESS LLC,
as Borrower	as Borrower

By:	By:
Name:	Name:
Title:	Title:

SEACOR RESOLUTE LLC, as Borrower

By:
Name:
Title:

[Signature Page: Credit Facility Agreement]

AGENTS AND LENDERS:

DNB MARKETS, INC.,		DNB BANK ASA, New York Branch,
as Bookrunner and Mandated Lead Arranger		as Administrative Agent and Security Trustee

By:		By:
	Name:	Name:
	Title:	Title:

By:		By:
	Name: Title:	Name: Title:

DNB CAPITAL LLC,		COMERICA BANK,
as Lender		as Facility Agent and Lender

By:		By:
	Name:	Name:
	Title:	Title:

By:
Name:
Title:

[Signature Page: Credit Facility Agreement]

Annex B

Schedule I

Lenders and Commitments

Annex B

SCHEDULE I

LENDERSCOMMITMENT	(Amount and Percentage)
DNB CAPITAL LLC 30 Hudson Yards, 81st Floor New York, New York 10001 Facsimile No.:212-681-3900 Telephone No.:212-681-3821 Email: Andreas.Kastad.Hundven@dnb.no Attention: Mr. Andreas Hundven	$11,931,071.77 (66.09%)
$6,121,240.03
COMERICA BANK 2 Riverway, Suite 1300 Houston, Texas 77056 Facsimile No.:713-507-7986 Telephone No.: 713-507-7995 Email:LBHigginbotham@comerica.com Attention: Ms. Lesley B. Higginbotha	(33.91%)

Annex C

Exhibit A

Form of Note

Annex C

EXECUTION VERSION

AMENDED & RESTATED PROMISSORY NOTE

given by

SEACOR OFFSHORE OSV LLC, SEACOR BRAVE LLC, SEACOR CHIEF LLC,

SEACOR COURAGEOUS LLC, SEACOR FEARLESS LLC

and

SEACOR RESOLUTE LLC,

as Joint and Several Borrowers, in favor of

DNB CAPITAL LLC

as Lender

December  , 2021

.

PROMISSORY NOTE
U.S. $11,931,071.77	December , 2021
New York, New York

FOR VALUE RECEIVED, each of the undersigned, SEACOR OFFSHORE OSV LLC, a limited liability company organized and existing under the laws of Delaware, SEACOR BRAVE LLC, a limited liability company organized and existing under the laws of the State of Delaware, SEACOR CHIEF LLC, a limited liability company organized and existing under the laws of the State of Delaware, SEACOR COURAGEOUS LLC, a limited liability company organized and existing under the laws of the State of Delaware, SEACOR FEARLESS LLC, a limited liability company organized and existing under the laws of the State of Delaware, and SEACOR RESOLUTE LLC, a limited liability company organized and existing under the laws of the State of Delaware, as joint and several borrowers (the “Borrowers” and each, a “Borrower”), hereby promises to pay to the order of DNB CAPITAL LLC, a limited liability company organized and existing under the laws of Delaware (the “Noteholding Lender”) at its office at 30 Hudson Yards, 81st Floor, New York, New York 10006, or as it may otherwise direct, the principal sum of Eleven Million Nine Hundred Thirty One Thousand Seventy One United States Dollars and Seventy Seven Cents ($11,931,071.77) or, if less, the aggregate unpaid principal amount of all Advances under each of the Tranches of the Facility from time to time outstanding made by the Noteholding Lender to the Borrowers pursuant to that certain amended and restated senior secured term loan credit facility agreement dated as of September 28, 2018, as amended by that certain amendment no. 1 thereto dated as of February 14, 2019, as further amended by that certain amendment no. 2 thereto dated as of June 17, 2019, as further amended by that certain amendment no. 3 thereto dated as of December 23, 2019, as further amended by that certain amendment no. 4 thereto dated as of March 25, 2021, as further amended by that certain amendment no. 5 thereto dated as of September 28, 2021, as further amended by that certain amendment no. 6 thereto dated as of November 30, 2021 and as amended and restated by that certain amendment no. 7 thereto dated as of December __, 2021(the form of the second amended and restated credit facility agreement being attached as Annex A to amendment no. 7) (as amended and amended and restated, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Facility Agreement”) entered into by and among, inter alios, (1) the Borrowers, (2) the banks and financial institutions listed on Schedule I of the Credit Facility Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 of the Credit Facility Agreement, the “Lenders” and each a “Lender”), (3) DNB MARKETS, INC., as bookrunner and mandated lead arranger, (4) DNB BANK ASA, a banking company organized and existing under the laws of the Kingdom of Norway, acting through its New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as security trustee, and (5) COMERICA BANK, as facility agent. The Borrowers shall repay the indebtedness represented by this Note as provided in Section 5 of the Credit Facility Agreement but in any event no later than the Final Payment Date.

Words and expressions used herein (including those in the foregoing paragraph) and defined in the Credit Facility Agreement shall have the same meaning herein as therein defined.

This Note may be prepaid on such terms as provided in the Credit Facility Agreement. Interest shall be paid on the indebtedness represented by this Note at the rate (the

“Applicable Rate”) determined from time to time in accordance with Section 6 of the Credit Facility Agreement and at the times provided in Section 6 of the Credit Facility Agreement, which provisions are incorporated herein with full force and effect as if they were more fully set forth herein at length. Any principal payment not paid when due, whether on the maturity date thereof or by acceleration, shall bear interest thereafter at a rate per annum equal to the Default Rate (as defined in the Credit Facility Agreement). All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360-day year.

The Noteholding Lender may endorse the amount and the date of the making of each Advance evidenced hereby and each payment of principal hereunder on the grid attached hereto as Schedule 1 and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrowers to make payment of principal and interest in accordance with the terms of this Note.

Both principal and interest are payable in Dollars to the Administrative Agent, for the account of the Noteholding Lender, as the Administrative Agent may direct, in immediately available same day funds.

If this Note or any payment required to be made hereunder becomes due and payable on a day which is not a Banking Day, the due date thereof shall be extended until the next following Banking Day and interest shall be payable during such extension at the rate applicable immediately prior thereto, unless such next following Banking Day falls in the following calendar month, in which case the due date thereof shall be adjusted to the immediately preceding Banking Day.

This Note is one of the Notes referred to in the Credit Facility Agreement and is entitled to the security and benefits therein provided, including, but not limited to, such security as provided in the Security Documents. Upon the occurrence of and continuation of an Event of Default under Section 8 of the Credit Facility Agreement, the principal hereof and accrued interest hereon may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable.

In the event that any holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all costs and expenses, including reasonable attorneys’ fees in accordance with the terms of the Credit Facility Agreement.

Each of the Borrowers, for itself and its successors and assigns and any endorsers of the Note from time to time, hereby waives presentment, protest, demand for payment, diligence, notice of dishonor and of nonpayment, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, hereby waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, without limitation, exemptions provided by any federal or state statute, including, without limitation, exemptions provided by or allowed under any federal or state bankruptcy or insolvency laws, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof and hereby consents to any extensions of

2

time, renewals, releases of any party this Note, waiver or modification that may be granted or consented to by the holder of this Note.

Each of the Borrowers agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

This Note amends, renews, extends, modifies, replaces and is substituted for and supersedes in its entirety but does not extinguish the existing obligations arising under those certain promissory notes dated November 18, 2013, and September 28, 2018 executed by, inter alios, the Borrowers (other than SEACOR OFFSHORE OSV LLC) in favor of DNB CAPITAL LLC.

If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in this Note or any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon this Note or any other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to each of the Borrowers and (b) if the Lenders elect to accelerate the maturity of, or if each of the Borrowers prepays the indebtedness described in this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in the Credit Facility Agreement, in this Note or otherwise, shall be credited to each of the Borrowers automatically as of the date of acceleration or prepayment.

This Note shall not be varied in its terms by an oral agreement or representation or otherwise.

Each of the undersigned hereby irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the lawful holders of this Note and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the undersigned by mailing or delivering the same by hand to the undersigned at the address indicated for notices in the Credit Facility Agreement. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the undersigned as such, and shall be legal and binding upon the undersigned for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the undersigned to the lawful holders of this Note) against the undersigned in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The undersigned shall advise the Administrative Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the lawful holders of this Note may bring any legal action or proceeding in any other appropriate jurisdiction.

3

TO THE EXTENT THAT ANY OF THE UNDERSIGNED HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS NOTE.

EACH OF THE UNDERSIGNED AND, BY ITS ACCEPTANCE HEREOF, THE ADMINISTRATIVE AGENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ARISING IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

4

IN WITNESS WHEREOF, each of the Borrowers has executed and delivered this Note on the date and year first above written.

SEACOR OFFSHORE OSV LLC,
as Borrower

By:
Name:
Title:

SEACOR BRAVE LLC,	SEACOR CHIEF LLC,
as Borrower	as Borrower

By:	By:
Name:	Name:
Title:	Title:

SEACOR COURAGEOUS LLC,	SEACOR FEARLESS LLC,
as Borrower	as Borrower

By:	By:
Name:	Name:
Title:	Title:

SEACOR RESOLUTE LLC,
as Borrower

By:
Name:
Title:

ADVANCES PAYMENTS OF PRINCIPAL
Date	Tranche	Amount of Advance	Amount of Principal aid or Prepaid	Unpaid Principal alance	Notation Made By

Annex D

Exhibit C

Form of Compliance Certificate

Annex D

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE CERTIFICATE OF

SEACOR MARINE HOLDINGS INC. SEACOR OFFSHORE OSV LLC

FOR THE PERIOD ENDED

The undersigned, being the Chief Financial Officer of SEACOR MARINE HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (the “Guarantor”), and SEACOR OFFFSHORE OSV LLC, a limited liability company formed under the laws of the State of Delaware (the “Holding Company”), hereby certifies, on behalf of the Guarantor and each of the Borrowers (as defined below), to DNB BANK ASA, NEW YORK BRANCH ("DNB"), as administrative agent for the Lenders, in connection with that certain second amended and restated credit agreement, dated as of December [ ], 2021 (as amended, and as may be further amended, restated, supplemented and modified from time to time, the "Credit Facility Agreement"), by and among, (1) the Holding Company, SEACOR BRAVE LLC, SEACOR CHIEF LLC, SEACOR COURAGEOUS LLC, SEACOR FEARLESS LLC, and SEACOR RESOLUTE LLC, as joint and several borrowers (the “Borrowers”), (2) the banks and financial institutions listed on Schedule I of the Credit Facility Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 of the Credit Facility Agreement, the “Lenders”), (3) DNB MARKETS, INC., as bookrunner and mandated lead arranger, (4) DNB, as administrative agent and as security trustee and (5) COMERICA BANK, as facility agent, as follows:

(i)	that I have reviewed (a) the consolidated financial statements of the Guarantor dated as ofand for theperiod then ended and

(b) the separate financial reports of the Guarantor delivered pursuant to the terms of the Guaranty, each dated as ofand for the

period then ended, and such statements and reports fairly present the financial condition of the Guarantor as of the dates indicated and the results of their operations and cash flows for the periods indicated;

(ii)	that I have reviewed (a) the consolidated financial statements of the Holding

Company and its Subsidiaries dated as ofand for the

period then ended and (b) the separate financial reports of each of the Borrowers each dated as ofand for the

period then ended, and such statements and reports fairly present the financial condition of the Security Parties, as the case may be, as of the dates indicated and the results of their operations and cash flows for the periods indicated; and

(iii)

that I have reviewed the terms of the Transaction Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Credit Parties during the accounting period covered by the financial statements referred to in clauses (i) and (ii) above; and

(iv)

such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have knowledge of the existence of any such condition or event as at the date of this Certificate [EXCEPT, [IF SUCH CONDITION OR EVENT EXISTED OR EXISTS, DESCRIBE THE NATURE AND PERIOD OF EXISTENCE THEREOF AND WHAT ACTION THE PARTNERSHIP OR THE OTHER BORROWERS HAVE TAKEN, IS TAKING AND PROPOSES TO TAKE WITH RESPECT THERETO]]; and

(v)

each of the Credit Parties is in compliance with the covenants contained in Section 9 of the Credit Facility Agreement and in each other Transaction Document to which it is a party, including, without limitation the financial covenants incorporated into Section 4(a) of the Guaranty, and Annex A attached hereto shows the calculation thereof in reasonable detail.

Capitalized terms used herein without definition have the meaning ascribed thereto in the Credit Facility Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this day of, 20   .

SEACOR MARINE HOLDINGS INC.

By:
Name:
Title:	Chief Financial Officer

SEACOR OFFSHORE OSV LLC

By:
Name:
Title:	Chief Financial Officer

ANNEX A

1.	Section 4(a)(xiv) – Minimum Consolidated Liquidity:
	1)	All Cash and Cash Equivalents of the Guarantor:		$
	2)	7.5% of Total Debt
		a)	Consolidated total amount of Indebtedness of the Guarantor:	$
		b)	Minus aggregate debt of all Warehouse Financing Facilities, the Chase Facility and the DPA Obligations
$
		c)	Plus any lease or charter obligations of any Credit Party	$
		d)	Plus the amount of guaranteed obligations under any guarantee by the Guarantor of the Chase Facility
$
		e)	Equals	$
	3)	$35,000,000
	4)	1 shall be greater than the greater of 2 and 3		[yes/no]
2.	Section 4(a)(xv) – Maximum Gross Interest Bearing Debt to Total Capital:
	1)	Gross Interest Bearing Debt
		a)	Consolidated total amount of Indebtedness of the Guarantor:	$
		b)	Minus aggregate debt of all Warehouse Financing Facilities, the Chase Facility and the DPA Obligations
$
		c)	Equals	$
	2)	Total Capital
		a)	Consolidated total amount of Indebtedness of the Guarantor:	$
		b)	Minus aggregate debt of all Warehouse Financing Facilities, the Chase Facility and the DPA Obligations
$
		c)	Plus shareholders’ equity of the Guarantor	$
		d)	Equals	$

3)	Ratio of 1 to 2%

		Requirement per the Loan Agreement: Less than 60%	[yes/no]
3.	Section 4(a)(xvi) – Consolidated EBITDA to Consolidated Net Interest Expense:
	1)	Consolidated EBITDA (most recent four quarters)	$
	2)	Consolidated Net Interest Expense (most recent four quarters)	$
	3)	Ratio of 1 to 2
Requirement per the September 2018 Guaranty: Not less than:
1.50:1.00 for each four consecutive fiscal quarters ending on or before December 31, 2021, or
		2.00:1.00 for each four consecutive fiscal quarters of the Guarantor thereafter	[yes/no]

4.	Section 4(b)(iii) – Lease Obligations:
	1)	Lease Obligations incurred by the Guarantor and its Subsidiaries	$
		Requirement per the September 2018 Guaranty: Shall not exceed: $75,000,000	[yes/no]

5.	Section 4(b)(ii)(3) – Unconsolidated JV Investments:
	1)	Unconsolidated JV Investments	$
	2)	Consolidated Book Equity of the Guarantor	$
	3)	30% of 2	$

Requirement per the September 2018 Guaranty: The Guarantor shall not make any new Investment in any Person which is not a Subsidiary of the Guarantor and which is not consolidated on the balance sheet of the Guarantor if, before or after giving effect to such Investment:

(3) is greater than (1)

[yes/no]

6.	Section 4(b)(xi)(3) – Subsidiary Indebtedness:
	1)	Indebtedness[1] of all Subsidiaries of the Guarantor that is not a Credit Party (other than Indebtedness extended to Subsidiaries by the Guarantor or any Subsidiary of the Guarantor),
$
	2)	Consolidated Book Equity of the Guarantor	$
	3)	30% of 2	$

Requirement per the September 2018 Guaranty: The Guarantor may permit Indebtedness of any Subsidiary of the Guarantor that is not a Credit Party (other than Indebtedness extended to such Subsidiary by the Guarantor or any Subsidiary of the Guarantor), so long as:

(1) is not greater than (3)

[yes/no]

7.	Section 4(a)(iv)(5) – DPA Information:
1)

The aggregate amount outstanding of all payments, contributions and loans made by the Guarantor and its Subsidiaries that are Credit Parties to or on behalf of any DPA SPV pursuant to the DPA Parent Guarantees or otherwise

$
	2)	The DPA SPV EBITDA	$
	3)	The ratio of the DPA SPV EBITDA to the debt service obligations of the DPA SPVs

Capitalized Terms used in Sections 1 through 7 of this Annex A have the meanings given to such terms in the September 2018 Guaranty.

1 Excluding for this purpose (w) all Lease Obligations of such Subsidiary, (x) any Indebtedness described in Section 4(b)(xi)(2) of the Parent Guaranty, (y) normal trade credits in the ordinary course of business, and (z) the DPA Obligations.

8.	Section 5.3 – Cash Sweep

Direct Vessel Profit in excess of $6,750,000 (measured in the aggregate) shall be applied to prepay the Facility (up to $1,000,000):

A.	Aggregate amount of Borrowers’ operating revenues for the year: $

B.	Operating Expenses (excluding leased-in equipment):$

TOTAL Direct Vessel Profit$

Difference between Direct Vessel Profit and $6,750,000:$

[FOR EACH 2nd and 4th QUARTER COMPLIANCE CERTIFICATE]

9.	Section 9.4 – Asset Maintenance

The Fair Market Value of the Vessels shall not be less than one hundred forty percent (140%)

of the outstanding amount of the Facility.

A.	Fair Market Value of the Vessels:

VESSEL 1 (SEACOR BRAVE)

Fair Market Value of Vessel 1Actual = $

VESSEL 2 (SEACOR CHIEF)

Fair Market Value of Vessel 2Actual = $

VESSEL 3 (SEACOR COURAGEOUS)

Fair Market Value of Vessel 3Actual = $

VESSEL 4 (SEACOR FEARLESS)

Fair Market Value of Vessel 4Actual = $

VESSEL 5 (SEACOR RESOLUTE)

Fair Market Value of Vessel 5Actual = $

TOTAL Fair Market Value of all Vessels= $

B.	Total outstanding amount of the Facility:Actual = $

A expressed as a percentage of BActual =%

Annex E

Exhibit G-2

Form of Mortgage Amendment

Annex E

EXECUTION VERSION

AMENDMENT NO. 8 TO

FIRST PREFERRED MORTGAGE

- on the -

United States Flag Vessel SEACOR BRAVE

SEACOR BRAVE LLC,

as Owner to

DNB BANK ASA, NEW YORK BRANCH,

as Mortgagee

December, 2021

SYNOPSIS OF AMENDMENT NO. 8 TO FIRST PREFERRED MORTGAGE
Name and Official Number of Vessel:	SEACOR BRAVE, Official Number 1255577
Type of Instrument:

Amendment to First Preferred Mortgage, dated January 27, 2015, and filed on January 27, 2015 at 3:20 PM, in Batch 25160500, Document ID Number 5, as amended by Amendment No. 1 dated September 30, 2015 and filed on October 1, 2015 at 5:04 PM, in Batch 31039300, Document ID Number 3, as further amended by Amendment No. 2 dated December 1, 2016 and filed on December 1, 2016 at 5:00 PM, in Batch 40537000, Document ID Number 6, as further amended by an Amendment No. 3 dated September 28, 2018 and filed on September 28, 2018 at 6:06 PM, in Batch 56733300, Document ID Number 3, and as further amended by an Amendment No. 4 dated December 23, 2019 and filed on December 23, 2019 at 5:13 PM, in Batch 71590500, Document ID Number 3, as further amended by Amendment No 5. dated March 25, 2021 and filed on March 25, 2021 at 7:17 PM in Batch 89163100, Document ID Number 7, as further amended by Amendment No. 6 dated September 28, 2021 and filed on September 28, 2021 at 5:50 PM in Batch 97350300, Document ID Number 28 and as further amended by Amendment No. 7 dated November 30, 2021 and filed on November 30, 2021 at 5:35 PM in Batch 99285500, Document ID Number 1

Date of Instrument:	December, 2021
Name of Owner/Mortgagor (Percentage of Vessel owned):	SEACOR BRAVE LLC (100%)
Address of Owner/Mortgagor:	SEACOR Brave LLC c/o SEACOR Marine Holdings Inc. 7910 Main St. 2nd Floor Houma, Louisiana 70360

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Name of Mortgagee:	DNB Bank ASA, New York Branch
Address of Mortgagee:	30 Hudson Yards, 81st Floor New York, New York 10001
Total amount of Mortgage:

Nineteen Million Five Hundred Fifty Two Thousand Three Hundred Eleven Dollars and Eighty Cents ($19,552,311.80) (exclusive of interest, expenses and fees) plus interest, expenses, fees and performance of mortgage covenants, of this amount of which (a) Eighteen Million Fifty Two Thousand Three Hundred Eleven Dollars and Eighty Cents ($18,052,311.80) is attributable to the outstanding principal amount of the Facility and (b) One Million Five Hundred Thousand Dollars ($1,500,000) is attributable to the Swap Liability under the Interest Rate Agreement.

3

THIS AMENDMENT NO. 8 TO FIRST PREFERRED MORTGAGE (this “Amendment”) is made and given this    day of December, 2021, by and between SEACOR BRAVE LLC, a limited liability company organized under the laws of the State of Delaware, with offices at c/o SEACOR Marine Holdings Inc., 7910 Main St. 2nd Floor, Houma, Louisiana 70360 (the "Owner") and DNB BANK ASA, a banking corporation organized under the laws of the Kingdom of Norway, acting through its New York Branch with offices at 30 Hudson Yards, 81st Floor , New York, New York 10001, as security trustee (hereinafter, in such capacity, called the "Mortgagee") for the Lenders (as such term is defined in the Second Amended and Restated Credit Facility Agreement (as hereinafter defined)), pursuant to the terms of the Second Amended and Restated Credit Facility Agreement, and amends that certain first preferred mortgage dated January 27, 2015, granted by the Owner to the Mortgagee and recorded at the National Vessel Documentation Center on January 27, 2015 at 3:20 PM, in Batch 25160500, Document ID Number 5, as amended by an amendment no. 1 to first preferred mortgage dated September 30, 2015 and recorded at the National Vessel Documentation Center on October 1, 2015 at 5:04 PM, in Batch 31039300, Document ID Number 3, as further amended by an amendment no. 2 to first preferred mortgage dated December 1, 2016 and recorded at the National Vessel Documentation Center on December 1, 2016 at 5:00 PM, in Batch 40537000, Document ID Number 6, as further amended by an amendment no. 3 to first preferred mortgage dated September 28, 2018 and recorded at the National Vessel Documentation Center on September 28, 2018 at 6:06 PM, in Batch 56733300, Document ID Number 3, as further amended by an amendment no. 4 to first preferred mortgage dated December 23, 2019 and recorded at the National Vessel Documentation Center on December 23, 2019 at 5:13 PM, in Batch 71590500, Document ID Number 3, as further amended by an amendment no.5 to first preferred mortgage dated March 25, 2021 and recorded at the National Vessel Documentation Center on March 25, 2021 at 7:17 PM in Batch 89163100 Document ID Number 7, as further amended by an amendment no. 6 to first preferred mortgage dated September 28, 2021 and recorded at the National Vessel Documentation Center on September 28, 2021 at 5:50 PM in Batch 97350300 Document ID Number 28 and as further amended by an amendment no. 7 to first preferred mortgage dated November 30, 2021 and recorded at the National Vessel Documentation Center on November 30, 2021 at 5:35 PM in Batch 99285500, Document ID Number 1 (the “Mortgage”) over the Vessel (as hereinafter defined), which Mortgage remains in full force and effect as of the date hereof.

W H E R E A S:

A.The Owner is the sole owner of the whole of the offshore support vessel SEACOR BRAVE, built in 2015 by Master Boat Builders Inc. and registered and documented in the name of the Owner under the laws and flag of the United States of America at the National Vessel Documentation Center with Official No. 1255577 (the “Vessel”);

B.Pursuant to that certain amended and restated credit facility agreement dated as of September 28, 2018, as amended by that certain amendment no. 1 thereto dated as of February 14, 2019, as further amended by that certain amendment no. 2 thereto dated as of June 17, 2019, as further amended by that certain amendment no. 3 thereto dated as of December 23, 2019, as further amended by that certain amendment no. 4 thereto dated as of March 25, 2021, as further amended by that certain amendment no. 5 thereto dated as of September 28, 2021 and as further amended by that certain amendment no. 6 thereto dated as of November 30, 2021 (as amended, and as may be further amended, restated, modified, supplemented and varied from time to time,

4

the “Original Amended and Restated Credit Facility Agreement”) by and among, inter alios, (1) the Owner, SEACOR OSV PARTNERS I LP, a limited partnership organized and existing under the laws of the State of Delaware (the “Partnership”), SEACOR CHIEF LLC, SEACOR COURAGEOUS LLC, SEACOR FEARLESS LLC, and SEACOR RESOLUTE LLC, as joint and several borrowers (the “Borrowers”), (2) the banks and financial institutions listed on Schedule I of the thereto, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 thereto, the “Lenders”), (3) DNB MARKETS, INC., as bookrunner and mandated lead arranger, (4) DNB BANK ASA, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as security trustee (in such capacity, the “Security Trustee”), and (5) COMERICA BANK, as facility agent (the “Facility Agent”), the Lenders provided to the Borrowers, on a joint and several basis, a secured term loan facility in the amount of up to Twenty Seven Million Two Hundred Seventy One Thousand Seven Hundred Twelve Dollars and Fifty Nine Cents ($27,271,712.59) (the “Facility”), of which amount Eighteen Million Fifty Two Thousand Three Hundred Eleven Dollars and Eighty Cents ($18,052,311.80) remains outstanding as of the date hereof;

C.Pursuant to that certain ISDA Master Agreement together with the Schedule thereto dated as of January 13, 2014 (the “Interest Rate Agreement”) with DNB Bank ASA, as Hedging Bank, the obligations of the Borrowers to the Hedging Bank under the Interest Rate Agreement are to be paid as provided in said Interest Rate Agreement in a maximum aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) (the “Swap Liability”);

D.Pursuant to that certain subordinated pik loan agreement dated as of September 28, 2018 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Subordinated PIK Loan Agreement”), made by and among, inter alios, the Partnership, SEACOR OSV Partners GP LLC and each of the lenders identified on Schedule A thereto (collectively, the “Subordinated Lenders”), the Subordinated Lenders have provided the Partnership a secured loan in the amount of $5,000,000;

E.Pursuant to that certain Subordination and Intercreditor Agreement September 28, 2018 (as may be amended, restated, supplemented, modified and varied from time to time, the “Subordination Agreement”), by and among, inter alios, (i) DNB Bank ASA, New York Branch (on behalf of itself and the other Senior Creditors (as defined therein), and (ii) the Subordinated Lenders, and any other parties party thereto from time to time, and acknowledged by Borrowers, the parties thereto have agreed, among other things, to regulate the relative priority of the security interests granted in the Vessel by the Mortgage as amended hereby, and the second preferred mortgage dated as of the September 28, 2019 and granted by the Owner over the Vessel in favor of SEACOR OSV Partners GP LLC, a limited liability company organized and existing under the laws of Delaware, as security trustee, in order to secure, among other things, the repayment of the Subordinated PIK Loan Agreement (the “Second Mortgage”);

F.Pursuant to that certain Amendment No. 7 to Amended and Restated Credit Facility Agreement dated as of December , 2021 (“Amendment No. 7”; the Original Amended and Restated Credit Facility Agreement, as amended by Amendment No. 7, and as may be further amended, restated, supplemented, modified and varied from time to time, the “Second Amended and Restated Credit Facility Agreement”), made by and among, (i) the Partnership, (ii) the Borrowers, (iii) SEACOR Offshore OSV LLC (the “Incoming Borrower”), (iv) the Lenders, (v)

5

the Administrative Agent, (vi) the Security Trustee and (vii) the Facility Agent, the parties have agreed to amend and replace the Original Amended and Restated Credit Facility Agreement in its entirety with the form of Second Amended and Restated Credit Facility Agreement attached to the Amendment No. 7 as Annex A, to reflect, among other things, (i) the merger of the Partnership with and into the Incoming Borrower, (ii) the extension of the Final Payment Date, (iii) changes to the Applicable Rate and (iv) certain additional terms as set forth therein, including (i) the amendment and restatement of the Notes issued under the Original Amended and Restated Credit Facility Agreement by the Notes issued pursuant to the Second Amended and Restated Credit Facility Agreement and (ii) the repayment of the Subordinated Loan Agreement and the release of the security granted in accordance therewith, including the Second Mortgage. A copy of the form of Amendment No. 7, including Annex A thereto, being attached hereto as Exhibit A and made a part hereof. The obligations of the Borrowers and the Incoming Borrower to repay the Facility under the Second Amended and Restated Credit Facility Agreement is evidenced by an amended and restated promissory note from the Borrowers and the Incoming Borrower to the order of the various Lenders (the “Note”), a copy of the form of such Note being attached hereto as Exhibit B. The Facility, and interest, fees, expenses and commissions thereon are to be repaid or paid, as the case may be, as provided in the Second Amended and Restated Credit Facility Agreement; and

G.The Owner and the Mortgagee wish to amend the Mortgage as provided herein.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Mortgagee hereby agree as follows:

1.Definitions. Unless otherwise defined herein, terms defined in the Second Amended and Restated Credit Facility Agreement or incorporated therein by reference shall have the same meaning when used herein.

2.Grant of Mortgage. In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Obligations (as such term is defined in the Mortgage, as amended hereby) and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Transaction Documents contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations (as such term is defined in the Mortgage, as amended hereby) and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and the other Transaction Documents contained;

PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns or any other Borrower or Borrowers shall pay or cause to be paid to the Lenders, their respective successors and assigns, the Obligations (as such term is defined in the Mortgage, as amended hereby) as and when the same shall become due and payable in accordance with the terms of this Mortgage and any other Transaction Document and shall

6

perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage and any other Transaction Document contained, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Mortgage under the laws of the United States of America; otherwise to be and remain in full force and effect.

3.Amendments to Mortgage.

(a)The term “this Mortgage” or “the Mortgage” as used in the Mortgage shall be read and construed as references to the Mortgage, as amended hereby;

(b)The term “Credit Facility Agreement” as used in the Mortgage shall be read and construed as references to the Second Amended and Restated Credit Facility Agreement;

(c)Exhibit A attached to the Mortgage shall be deleted in its entirety and replaced by Annex A of Exhibit A attached hereto; and

(d)Exhibit B attached to the Mortgage shall be deleted in its entirety and replaced by Exhibit B attached hereto.

4.Filing with NVDC. This Amendment shall be recorded with the National Vessel Documentation Center, at the expense of the Owner, and the Owner will cause to be placed on board the Vessel a duly certified copy of this Amendment.

5.Recording of Amendment. For the purpose of recording this Amendment to First Preferred Mortgage the total amount is Nineteen Million Five Hundred Fifty Two Thousand Three Hundred Eleven Dollars and Eighty Cents ($19,552,311.80) (exclusive of interest, expenses and fees) plus interest, expenses, fees and performance of mortgage covenants, of this amount of which (i) Eighteen Million Fifty Two Thousand Three Hundred Eleven Dollars and Eighty Cents ($18,052,311.80) comprises the outstanding principal amount of the Facility and (ii) One Million Five Hundred Thousand Dollars ($1,500,000) comprises the Swap Liabilities, and interest, expenses, fees and performance of mortgage covenants. The discharge amount is the same as the total amount and there is no separate discharge amount for the Vessel. It is not intended that this Mortgage shall include property other than the Vessel, and it shall not include property other than the Vessel as the term "vessel" is used in Subsection (c)(2) of Section 31322 of Title 46 United States Code, as amended. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

6.Other Terms Remain Unchanged. The Mortgage shall be deemed amended to the extent necessary to give effect to the foregoing. All other terms and provisions of the Mortgage shall remain unchanged and all of the terms and provisions of the Mortgage, including

7

those as amended by this Amendment, shall be deemed incorporated herein with the same effect as though set forth at length in this Amendment.

7.Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

8.Headings. In this Amendment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.

[Signature Page Follows]

8

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers or attorneys-in-fact on the date first above written.

OWNER:
SEACOR BRAVE LLC

By:
Name:
Title:

MORTGAGEE:
DNB BANK ASA, New York Branch, as Security Trustee

By:
Name:
Title: Attorney-in-fact

[Signature Page – Amendment No. 8 to First Preferred Mortgage – SEACOR BRAVE]

ACKNOWLEDGMENT

STATE OF NEW YORK )

: ss:

COUNTY OF NEW YORK )

On the     day of December, in the year 2021, before me, the undersigned, a Notary Public in and for said State, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) as his/her/their free act and deed, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT

STATE OF NEW YORK )

: ss:

COUNTY OF NEW YORK )

On the     day of December, in the year 2021, before me, the undersigned, a Notary Public in and for said State, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) as his/her/their free act and deed, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT A

Amendment No. 7 to Original Amended and Restated Credit Facility Agreement

EXHIBIT B

Amended and Restated Note

Annex F

Exhibit H

Form of Pledge Agreement

Annex F

EXECUTION VERSION

SECOND AMENDED AND RESTATED MEMBERSHIP INTEREST PLEDGE AGREEMENT

between

SEACOR OFFSHORE OSV LLC,

as Pledgor and

DNB BANK ASA, NEW YORK BRANCH,

as Security Trustee, as Pledgee

December 31, 2021

SECOND AMENDED AND RESTATED MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS SECOND AMENDED AND RESTATED MEMBERSHIP INTEREST PLEDGE

AGREEMENT (this “Pledge Agreement”) is made as of this 31st day of December, 2021 between SEACOR OFFSHORE OSV LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein called the “Pledgor”), and DNB BANK ASA, a banking corporation organized under the laws of the Kingdom of Norway, acting through its New York Branch (“DNB”), as Security Trustee (as such term is hereinafter defined), as pledgee (together with its successors and permitted assigns, herein called the “Pledgee”).

W I T N E S S E T H T H A T:

WHEREAS:

A.The Pledgor is the registered owner of the one hundred percent (100%) of the membership interests (the “Membership Interests”) in each of the limited liability companies more particularly described on Schedule I hereto (collectively, the “Pledged Companies” and each a “Pledged Company”), each of which Pledged Company has such authorized, issued and outstanding membership interests as is set forth on Schedule I;

B.Reference is made to that certain amended and restated senior secured term loan credit facility agreement dated as of September 28, 2018, as amended by that certain amendment no. 1 thereto dated as of February 14, 2019, as further amended by that certain amendment no. 2 thereto dated as of June 17, 2019, as further amended by that certain amendment no. 3 thereto dated as of December 23, 2019, as further amended by that certain amendment no. 4 thereto dated as of March 25, 2021, as further amended by that certain amendment no. 5 thereto dated as of September 28, 2021 and as further amended by that certain amendment no. 6 thereto dated as of November 30, 2021 (as amended, the "Original Credit Facility Agreement"), made by and among, inter alios, (1) SEACOR OSV PARTNERS I LP, a Delaware limited partnership (the “Original Pledgor”) and each of the Pledged Companies, as joint and several borrowers (the “Original Borrowers”), (2) the banks and financial institutions listed on Schedule I of the Original Credit Facility Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 of the Original Credit Facility Agreement, the “Lenders”), (3) DNB MARKETS, INC., as bookrunner and mandated lead arranger, (4) DNB BANK ASA, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as security trustee (in such capacity, the “Security Trustee”), and (5) COMERICA BANK, as facility agent, the Lenders agreed to provide to the Borrowers, on a joint and several basis, a secured term loan facility in the amount of up to Twenty Seven Million Two Hundred Seventy One Thousand Seven Hundred Twelve Dollars and 59 Hundredths ($27,271,712.59) (the “Facility”), of which amount Eighteen Million Fifty Two Thousand Three Hundred Eleven Dollars and Eighty Hundredths ($18,052,311.80) remains outstanding as of the date hereof;

C.The Pledgor is the successor-in-interest to the Original Pledgor by merger of the Original Pledgor into the Pledgor.

D.The Original Pledgor has previously entered into that certain Pledge Agreement, dated as of November 18, 2013, as amended and restated on September 28, 2018 (as amended and restated, the “Original Membership Interest Pledge Agreement”).

E.Pursuant to that certain Amendment No. 7 to Amended and Restated Credit Facility Agreement dated as of December 31, 2021 (“Amendment No. 7”; the Original Credit Facility Agreement, as amended and restated by Amendment No. 7, and as may be further amended, restated, supplemented, modified and varied from time to time, the “Credit Facility Agreement”), made by and among, (i) the Original Pledgor, (ii) the Pledged Companies, (iii) the Pledgor, (iv) the Lenders, (v) the Administrative Agent, (vi) the Security Trustee and (vii) the Facility Agent, the parties have agreed to amend and restate the Original Credit Facility Agreement, to reflect, among other things, (i) the merger of the Partnership with and into the Incoming Borrower (ii) the addition of Seacor Marine Holdings Inc. as guarantor, (iii) the extension of the Final Payment Date, and (iv) certain additional terms as set forth therein;

F.It is a condition precedent to the Lenders maintaining the availability of the Facility to the Borrowers under the Credit Facility Agreement and the Effective Date under Amendment No. 7 that the Pledgor execute and deliver to the Pledgee, as security for the obligations of the Borrowers under or in connection with the Credit Facility Agreement and the other Transaction Documents (including but not limited to the obligations to repay the Facility when due, the “Obligations”) to the Agents and the Lenders, a pledge of all of the Pledgor’s right, title and interest in and to the Membership Interests by amending and restating the Original Membership Interest Pledge Agreement and entering into this Second Amended and Restated Pledge Agreement.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the Pledgor agrees with the Pledgee that the Original Membership Interest Pledge Agreement is hereby amended and restated to read as follows:

1.Defined Terms. Unless otherwise defined herein, terms defined in the Credit Facility Agreement shall have the same meanings when used herein.

2.Grant of Security. As security for the complete payment to the Administrative Agent and the Lenders of all sums owing by the Borrowers to the Lenders whether for principal, interest, fees, expenses or otherwise, under and in connection with the Credit Facility Agreement and the other Transaction Documents and the due and punctual performance by the Pledged Company and the other Borrowers of all other Obligations under the Credit Facility Agreement and the other Transaction Documents, the Pledgor hereby pledges, assigns and transfers to the Pledgee and hereby grants to the Pledgee a first lien on, and first security interest in the following (the “Collateral”):

(i)with respect to each Pledged Company, the Membership Interests of such Pledged Company, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of said Membership Interests;

(ii)all additional Membership Interests of each Pledged Company that may from time to time be acquired by the Pledgor in any manner and all cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Membership Interests; and

17

(iii)any proceeds of any of the foregoing.

3.Delivery of Irrevocable Proxies. Concurrently with the execution of this Pledge Agreement, the Pledgor shall deliver to the Pledgee (i) a fully executed irrevocable proxy with respect to each Pledged Company in favor of the Pledgee, in substantially the form of Schedule II (the “Irrevocable Proxies”), and (ii) an undated instrument of transfer of limited liability company interests duly executed in blank, which the Pledgee is permitted to date upon an Event of Default, in substantially the form set out in Schedule III hereto. The exercise by the Pledgee of voting rights evidenced by Irrevocable Proxies shall be subject to the limitations thereon set forth in Section 8 hereof.

4.Representations and Warranties. The Pledgor represents and warrants that:

(i)it is the legal and beneficial owner of, and has good and marketable title to, the Membership Interests, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever except for the lien and security interest created by this Pledge Agreement;

(ii)it has full power, authority and legal right to execute, deliver and perform this Pledge Agreement and to create the security interest for which this Pledge Agreement provides;

(iii)the Membership Interests of each of the Pledged Companies (a) have been duly and validly created pursuant to the limited liability company agreement of each such Pledged Company and (b) constitute 100% of the legal and beneficial ownership interests of each such Pledged Company;

(iv)as of the date hereof, the Pledgor has not entered into any options, warrants or other agreements to acquire additional membership interests in the Pledged Companies and there are no voting trusts or other member agreements or arrangements relating to any Membership Interests to which Pledgor is a party other than the limited liability company agreements for each of the Pledged Companies, except to the extent that grantees of any such interests at the same time pledge any and all such membership interests to the Pledgee at the time of issuance and that any options, warrants or other agreements with respect thereto are made subject to the foregoing requirements;

(v)this Pledge Agreement constitutes a valid obligation of the Pledgor, legally binding upon it and enforceable in accordance with its terms, except to the extent such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditor’s rights;

(vi)the pledge, hypothecation and assignment of the Membership Interests pursuant to and/or described in this Pledge Agreement creates a valid first perfected security interest in each of the Membership Interests and the proceeds thereof;

(vii)no consent of any other party (including the general or limited partners of the Pledgor) which has not already been given is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement;

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(viii)the execution, delivery and performance of this Pledge Agreement will not materially violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the certificate of limited partnership, partnership agreement or other constituent documents of the Pledgor or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement; and

(ix)Pledgor owns no interest in the Pledged Companies other than the Membership Interests.

5.Covenants.The Pledgor hereby covenants that during the continuance of this Pledge Agreement:

(i)it shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Membership Interests at the cost of the Pledgor against the claims and demands of all persons whomsoever;

(ii)except as herein provided, it shall not sell, assign, transfer, change, pledge or encumber in any manner any part of the Membership Interests or suffer to exist any encumbrance on the Membership Interests;

(iii)without the prior written consent of the Pledgee, it will not amend or modify any limited liability company agreement relating to any Pledged Company including, without limitation, any amendment or modification which would cause the Membership Interests to constitute a security under Article 8 of the UCC;

(iv)it shall not vote the Membership Interests of any Pledged Company in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of such Pledged Company;

(v)it shall not take from any Pledged Company any undertaking or security in respect of its liability hereunder or in respect of any other liability of such Pledged Company to the Pledgor and the Pledgor shall not prove nor have the right of proof, in competition with the Pledgee, for any monies whatsoever owing from any Pledged Company to the Pledgor, in any insolvency or liquidation, or analogous proceedings under any applicable law, of the Pledgor; and

(vi)the Pledgor shall not cause any Pledged Company to transfer or issue any additional membership interests in such Pledged Company nor any options, warrants or other agreements to do so issued or entered into, except to the extent that grantees of any such interests at the same time pledge any and all such membership interests to the Pledgee at the time of issuance and that any options, warrants or other agreements with respect thereto are made subject to the foregoing requirements.

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6.Delivery of Additional Membership Interests. If the Pledgor shall become entitled to receive or shall receive any membership certificates, option or rights, whether as an addition to, in substitution of, or in exchange for any of the Membership Interests, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate instruments of transfer duly executed in blank, and Irrevocable Proxies for any membership certificates so received, to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Membership Interests on the liquidation or dissolution of the Pledged Company shall be paid over to the Pledgee to be held by it as additional collateral security for the Obligations.

7.General Authority. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by any of the Creditors in connection with an Event of Default may be rescinded by the relevant Creditor(s) and any of the Obligations continued, and the Obligations, or the liability of any Pledged Company upon or for any part thereof, or any other collateral security (including, without limitation, any collateral security held pursuant to any of the other Transaction Documents executed and delivered pursuant to the Credit Facility Agreement) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, and the Transaction Documents, any guarantees and any other collateral security documents executed and delivered by any other Security Party and/or the Pledged Company or any other obligors in respect of the Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee may deem advisable, from time to time, and any other collateral security at any time held by the Pledgee for the payment of the Obligations (including, without limitation, any collateral security held pursuant to any other collateral security document executed and delivered pursuant to the Credit Facility Agreement and the Transaction Documents) may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by the Pledgor or the Pledged Company, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between the Pledged Company and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Pledgor, the Pledged Companies or any other Security Party with respect to the Obligations. Pledgor waives any defense based on the invalidity or unenforceability of any other pledge in favor of Pledgee of membership interests in the Pledged Companies or any failure of Pledgee to demand or receive a pledge of any other membership interest in the Pledged Companies.

8.Voting Rights. (i) The Pledgor shall provide to the Pledgee, as the holder of the Irrevocable Proxy, notice (if the Pledgee has requested to be provided with such notice) and the Pledgee shall have the right (but not the obligation) to vote the Membership Interests at its own discretion at, any annual or special meeting, as the case may be, of the members of each Pledged Company, provided, however, that the Pledgee shall not exercise such right to vote until such time that an Event of Default shall have occurred and be continuing under the Credit Facility Agreement in the payment or performance of the Obligations and shall not have been remedied to the Pledgee’s satisfaction or waived in writing and, provided, further, that

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if an event described in Section 8(i) (bankruptcy) or Section 8(j) (inability to pay debts) of the Credit Facility Agreement shall have occurred, the Pledgee may exercise any or all its rights hereunder.

(ii) Unless and until there shall have occurred and be continuing an Event of Default, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers and ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with the terms of any Transaction Document, or which could be reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee in the Collateral (including, without limitation, any action or inaction which would cause any of the Membership Interests to constitute a security under Article 8 of the UCC) unless expressly permitted by the terms of the Transaction Documents.

9.Default. The security constituted by this Pledge Agreement shall become immediately enforceable on the occurrence of an Event of Default under the Credit Facility Agreement.

10.Remedies. At any time after the security constituted by this Pledge Agreement shall have become enforceable as aforesaid, or in the event any of the security created by or pursuant to this Pledge Agreement shall be imperiled or jeopardized in a manner deemed material by the Pledgee, whereupon the security constituted by this Pledge Agreement shall become enforceable, the Pledgee shall be entitled, without further notice to the Pledgor:

(i)subject to the limitations of Sections 9-610 and 9-615 of the Uniform Commercial Code of the State of New York (if applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Pledgee may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Pledgee, upon not less than 10 days’ written notice (which 10 day notice is hereby acknowledged by the Pledgor to be reasonable) addressed to the Pledgor at its last address on file with the Pledgee, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Pledgor). If any of the Collateral or any rights or interests thereon are to be disposed of at a public sale, the Pledgee may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. If any of the Collateral or any rights or interests therein shall be disposed of at a private sale, the Pledgee shall be relieved from all liability or claim for inadequacy of price, provided that the Pledgee has acted in good faith. At any such public sale the Pledgee may purchase the whole or any part of the Collateral or any rights or interests therein so sold. Each purchaser, including the Pledgee should it acquire the Collateral, at any public or private sale shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Pledgor which are hereby expressly waived and released to the extent permitted by applicable law. If any of the Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Collateral or rights or interests so sold may be retained by the Pledgee until the selling price thereof shall be paid by the purchaser, but the Pledgee shall not incur any liability in case of failure of the purchaser to take up and pay for the Collateral or rights or interests therein so sold. In case of any such failure, such Collateral or rights or interests therein may again be sold on not less than 10 days’ written notice as aforesaid;

(ii)to exercise all voting and other limited liability company rights at any meeting of each Pledged Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Membership Interests of such Pledged Company as if it was

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the absolute owner thereof, including, without limitation, the right to exchange at its discretion, such Membership Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment of such Pledged Company or, upon the exercise by such Pledged Company or the Pledgee of any right, privilege or option pertaining to such Membership Interests, and in connection therewith, to deposit and deliver such Membership Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

11.No Duty on Pledgee. The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

12.Application of Proceeds. All moneys collected or received by the Pledgee pursuant to this Pledge Agreement shall be dealt with as provided in Section 8.3 of the Credit Facility Agreement.

13.Termination. When all of the Obligations shall have been fully satisfied, the Pledgee agrees that it shall forthwith release the Pledgor from its obligations hereunder and the Pledgee, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and the Irrevocable Proxies shall terminate forthwith and be delivered to the Pledgor forthwith together with the other items furnished to the Pledgee pursuant to Section 2 hereof.

14.Further Assurances. The Pledgor shall from time to time, and at all times after the security constituted by this Pledge Agreement shall have become enforceable, execute all such further instruments and documents, make any filings, including, without limitation, UCC-1 filings and do all such things as the Pledgee may reasonably deem desirable for the purpose of obtaining the full benefit of this Pledge Agreement and of the rights, title, interest, powers, authorities and discretions conferred on the Pledgee by this Pledge Agreement including (without limitation) causing each of the Pledged Companies to execute any such instruments and documents as aforesaid. The Pledgor hereby irrevocably appoints the Pledgee its attorney-in-fact for him and in its name and on its behalf and as its act and deed to (i) to file any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Pledge without the signature of the Pledgor which the Pledgee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby and (ii) should an Event of Default have occurred and be continuing to execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it may deem desirable for any of the purposes of this Pledge Agreement. The Pledgee shall have full power to delegate this power of attorney but no such delegation shall preclude the subsequent exercise of such power by the Pledgee itself or preclude the Pledgee from subsequent delegation to some other person and any delegation may be revoked by the Pledgee at any time.

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15.No Waiver; Remedies Cumulative and Exclusive. The Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Pledgee, and then only to the extent therein set forth. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

16.Changes in Writing; Successors and Assigns. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgor and the Pledgee. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its respective successors and assigns.

17.Notices. Every notice or demand under this Assignment shall be delivered in accordance with Section 16.1 of the Credit Facility Agreement.

18.Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.Submission to Jurisdiction. The Pledgor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Pledgee under this Pledge Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Pledgor by mailing or delivering the same by hand to the Pledgor at the address indicated for notices in Section 17. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Pledgor as such, and shall be legal and binding upon the Pledgor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Pledgor to the Lenders) against the Pledgor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Pledgor shall advise the Pledgee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Pledgee may bring any legal action or proceeding in any other appropriate jurisdiction.

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20.WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT.

21.Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

22.Counterparts. This Pledge Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

23.Headings. In this Pledge Agreement, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Pledge Agreement.

24.Restatement of Original Agreement. This Pledge Agreement restates the terms of the Original Agreement and is not a novation of the lien created pursuant to the terms of the Original Agreement, which lien is hereby ratified and affirmed by the Pledgor.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed the day and year first above written.

Pledgor:	Pledgee:
SEACOR OFFSHORE OSV LLC	DNB BANK ASA, New York Branch,
as Security Trustee

By:	By:
Name:	Name:
Title:	Title:

Signature Page: Pledge Agreement

SCHEDULE I

PLEDGED COMPANIES

Name of Pledged Company	Jurisdiction of Formation	Percentage of Membership Interests Pledged
SEACOR BRAVE LLC	State of Delaware	100%
SEACOR CHIEF LLC	State of Delaware	100%
SEACOR COURAGEOUS LLC	State of Delaware	100%
SEACOR FEARLESS LLC	State of Delaware	100%
SEACOR RESOLUTE LLC	State of Delaware	100%

SCHEDULE II

IRREVOCABLE PROXY

The undersigned, the registered and beneficial owner of the below described membership interests of [PLEDGED COMPANY], a limited liability company organized and existing under the laws of the State of Delaware (the “Pledged Company”), hereby makes, constitutes and appoints DNB BANK ASA, NEW YORK BRANCH, as Security Trustee (the “Pledgee”) with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote 100% of the issued and outstanding membership interests in the Company at all annual and special meetings of the members of the Company or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The said membership interests have been pledged to the Pledgee pursuant to a Pledge Agreement dated as of the date hereof between the undersigned and the Pledgee.

This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this day of December, 2021.

SEACOR OFFSHORE OSV LLC
By:
Name:
Title:

SCHEDULE III

INSTRUMENT OF TRANSFER OF LIMITED LIABILITY COMPANY INTERESTS

We, SEACOR OFFSHORE OSV LLC, a limited liability company formed and existing under the laws of the State of Delaware (the “Pledgor”), for value received, do hereby transfer unto DNB BANK ASA, NEW YORK BRANCH as Security Trustee or its nominee (the “Transferee”) 100% of the limited liability company interests in [     ], a limited liability company organized and existing under the laws of the State of Delaware (the “Pledged Company”), registered in the name of the Pledgor and the Transferee does hereby agree to take the said limited liability company interests in the Pledged Company.

As witness our hands theday of, 20   .

Transferor:	Transferee:

SEACOR OFFSHORE OSV LLC

By:	By:
Name:	Name:
Title:	Title:

Annex G

Exhibit L

Form of Guaranty

Annex G

EXECUTION VERISON

GUARANTY

by

SEACOR MARINE HOLDINGS INC.

in favor of

DNB BANK ASA, NEW YORK BRANCH,

as Security Trustee

December  , 2021

GUARANTY

This GUARANTY (this “Guaranty”), dated as of December , 2021, is made by SEACOR MARINE HOLDINGS INC., a corporation incorporated and existing under the laws of the State of Delaware (the “Guarantor”), in favor of DNB BANK ASA, New York Branch, a corporation organized under the laws of the Kingdom of Norway (“DNB”), as security trustee for the Creditors under the Credit Agreement referred to in Recital (A) below.

WITNESSETH THAT:

WHEREAS:

(A)Pursuant to that certain amended and restated senior secured term loan credit facility agreement dated as of September 28, 2018, as amended by that certain amendment no. 1 thereto dated as of February 14, 2019, as further amended by that certain amendment no. 2 thereto dated as of June 17, 2019, as further amended by that certain amendment no. 3 thereto dated as of December 23, 2019, as further amended by that certain amendment no. 4 thereto dated as of March 25, 2021, as further amended by that certain amendment no. 5 thereto dated as of September 28, 2021, as further amended by that certain amendment no. 6 thereto dated as of November 30, 2021 and as amended and restated by that certain amendment no. 7 thereto dated as of December , 2021(the form of the second amended and restated credit facility agreement being attached as Annex A to amendment no. 7) (as amended and amended and restated, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), entered into by and among, inter alios, (1) SEACOR OFFSHORE OSV LLC, SEACOR BRAVE LLC, SEACOR CHIEF LLC, SEACOR COURAGEOUS LLC, SEACOR FEARLESS LLC, and SEACOR RESOLUTE LLC, each a limited liability company organized and existing under the laws of the State of Delaware, as joint and several borrowers (the “Borrowers” and each, a “Borrower”), (2) the banks and financial institutions listed on Schedule I of the Credit Facility Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10 of the Credit Facility Agreement, the “Lenders” and each a “Lender”), (3) DNB MARKETS, INC., as bookrunner and mandated lead arranger, (4) DNB, as administrative agent (in such capacity, the “Administrative Agent”) and as security trustee (in such capacity, the “Security Trustee”), and (5) COMERICA BANK, as facility agent, the Lenders agreed to provide to the Borrowers, on a joint and several basis, a secured term loan facility in the amount of up to Twenty Seven Million Two Hundred Seventy One Thousand Seven Hundred Twelve Dollars and 59 Hundredths ($27,271,712.59) (the “Loan”), of which amount Eighteen Million Fifty Two Thousand Three Hundred Eleven Dollars and Eighty Hundredths ($18,052,311.80) remains outstanding as of the date hereof; and

(B)It is a condition under the Credit Agreement that the Guarantor enter into this Guaranty and otherwise agree to be bound by the terms of this Guaranty.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which the Guarantor hereby acknowledges, the Guarantor hereby agrees as follows:

1.DEFINITIONS

1.1Specific Definitions. In this Guaranty, unless the context otherwise requires:

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“September 2018 Credit Agreement” means that certain credit agreement dated as of September 26, 2018 made by and among, inter alios, (i) SEACOR Marine Foreign Holdings Inc. (“SMFH”), a corporation incorporated and existing under the laws of the Republic of the Marshall Islands, as borrower, (ii) DNB, as facility agent and security trustee and (iii) the financial institutions identified on Schedule 1 thereto (together with any bank or financial institution which becomes a lender pursuant to Section 10 of the Credit Agreement), as lenders (the “SMFH Lenders”), pursuant to which the SMFH Lenders provided to SMFH a senior secured term loan facility in the aggregate amount of One Hundred Thirty Million United States Dollars ($130,000,000), as the same may be amended, supplemented or otherwise modified from time to time.

“September 2018 Guaranty” means that certain guaranty dated as of September 28, 2018 made by the Guarantor in favor of DNB as security trustee pursuant to the September 2018 Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time

1.2Defined Expressions. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein, including in the preamble and recitals hereof.

2.GUARANTY

(a)The Guarantor hereby unconditionally and irrevocably:

(i)guarantees to the Security Trustee for the account of the Creditors, as a primary obligor and not merely as a surety, punctual payment and performance by the Borrowers of all their respective payment and performance obligations under the Transaction Documents;

(ii)undertakes with the Security Trustee on behalf of the Creditors that whenever the Borrowers does not pay any amount (whether for principal, interest, fees, expenses or otherwise) when due (whether at stated maturity, by acceleration or otherwise) under or in connection with any Transaction Document, the Guarantor shall immediately on demand pay that amount as if it were the primary obligor; and

(iii)agrees with the Security Trustee on behalf of the Creditors that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Creditor immediately on demand against any cost, loss or liability it incurs as a result of the Borrowers not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Transaction Document on the date when it would have been due. The amount payable by such Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guaranty if the amount claimed had been recoverable on the basis of a guarantee (all obligations referred to in clauses (i) through (iii) above are herein referred to as the “Obligations”).

(b)This Guaranty is a guaranty of payment and not of collection and the Guarantor expressly agrees that it shall not be necessary or required that any of the Creditors exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrowers or any other Person before or as a condition to the obligations of the Guarantor hereunder. This Guaranty is a primary obligation of the Guarantor and shall be an absolute, unconditional, present, and continuing obligation and shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment,

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suspension, deferment, reduction, or defense based on any claim the Guarantor or any other person may have against the Borrowers, or any other person, and shall not be released, discharged or affected by any circumstance whatsoever, including without limitation: (a) the unenforceability, invalidity, irregularity or lack of genuineness of the Credit Agreement, the Notes, any other Transaction Document or any of the obligations under the Credit Agreement, the Notes and the other Transaction Documents; (b) any amendment, modification, termination, or removal of, or addition or supplement to, the Credit Agreement, the Notes or any other Transaction Document, or any change in time, manner, or place of payment or performance of any Obligation; (c) any assignment, mortgage, release, exchange, addition, or transfer of any Collateral; (d) any failure, refusal, omission or delay on the part of the Borrowers, or any other Person to conform or comply with any term of the Credit Agreement, the Notes or any other Transaction Document or any other agreement; (e) any waiver, consent, extension, indulgence, surrender, settlement, subordination, release, compromise, or other agreement, or the exercise or non-exercise of any right or remedy thereunder, with or without consideration; (f) the occurrence and/or continuance of any bankruptcy, insolvency, reorganization, liquidation, arrangement, adjustment of debt, relief of debtors, dissolution, or similar proceeding with respect to the Borrowers, or any other Person, including without limitation any modification of the Borrowers’ obligations under the Credit Agreement, the Notes or any other Transaction Document in connection with any such proceeding; (g) any defect in the title, condition, compliance with specifications, design, operation, or fitness for use of, or any damage to or loss of, or governmental prohibition or restriction, condemnation, requisition, or seizure of, any Collateral for any reason; (h) any merger, consolidation, restructuring, termination of existence, sale of assets, or change in the ownership of any membership interests or shares of capital stock of either of the Borrowers or the Guarantor; (i) any present or future law, regulation, or order in any jurisdiction (whether of right or in fact) or any agency thereof affecting any term of any Obligation or any rights of any of the Creditors with respect thereto, including, without limitation, any law, regulation or order purporting to vary the terms of payment or to restrict the right or power of the Borrowers or of the Guarantor to make payment of its Obligations to the Creditors; or (j) any other circumstances whatsoever which might otherwise constitute a defense available to, or a discharge of, the Borrowers or the Guarantor.

3.REPRESENTATIONS AND WARRANTIES

The Guarantor hereby makes all of the representations and warranties expressly applicable to the Guarantor set forth in Section 2 of the September 2018 Credit Agreement as if they were set forth in this Guaranty with necessary logical changes.

4.COVENANTS

The Guarantor hereby covenants and undertakes with the Security Trustee on behalf of the Creditors that from the date hereof and so long as any principal, interest or other monies are owing by the Credit Parties under or in connection with the Credit Agreement, the Notes, the other Transaction Documents, or any of them, it will:

(a)comply with each of the covenants and undertakings set forth in Section 4 of the September 2018 Guaranty as if they were set forth in this Guaranty with necessary logical changes, provided that (x) terms used in the September 2018 Guaranty which are defined herein shall have such meanings given thereto in this Guaranty, and (y) all other terms shall have the meanings given thereto in the September 2018 Guaranty (excluding the “Facility Agent” which shall be deemed to refer to the “Adminsitrative Agent” hereunder); and

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(b)deliver to the Administrative Agent for further distribution to the Lenders, (x) no later than the date hereof, a complete copy of the September 2018 Credit agreement and the September 2018 Guaranty (including all amendments thereto through the date hereof), and (y) promptly (but it any event within five (5) Banking Days) upon entering into any amendment to the September 2018 Credit Agreement or September 2018 Guaranty, a copy of any such amendment.

5.PAYMENTS

5.1Payment.   (a) All payments by the Guarantor under this Guaranty shall be made in the same manner as the Borrowers are required to make payments under the Credit Agreement as specifically set forth therein.

(a)On all sum or sums for which the Guarantor is liable hereunder interest shall be due at the Default Rate specified in Section 6 in the Credit Agreement from the due date thereof under the Credit Agreement until the date of payment of such amount by the Guarantor.

5.2Taxes; Withholdings. Should the Guarantor be compelled by law, regulation, decree, order or stipulation to make any deduction or withholding on account of any present or future taxes (including, without limitation, property, sales, use, consumption, franchise, capital, occupational, license, value added, excise, stamp, levies and imposts taxes and customs and other duties), assessments, fees (including, without limitation, documentation, license, filing and registration fees), deductions, withholdings and charges, of any kind or nature whatsoever, together with any penalties, fines, additions to tax or interest thereon, however imposed, withheld, levied, or assessed by any country or governmental subdivision thereof or therein, any international authority or any other taxing authority (“Taxes”) from any payment due under this Guaranty for the account of the Creditors, the sum due from the Guarantor in respect of such payment shall be increased by such additional amounts necessary to ensure that, after the making of such deduction or withholding with respect to Taxes, each of the Creditors receives a net sum equal to the sum which it would have received had no such deduction or withholding with respect to Taxes been made and the Guarantor shall indemnify each of the Creditors against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any such additional payment not being made to the relevant Creditor on the due date for such payment. The Guarantor will deliver to the relevant Creditor evidence satisfactory to such Creditor including all relevant tax receipts that such Tax has been duly remitted to the appropriate authority. Notwithstanding the preceding sentence, the Guarantor shall not be required to pay additional amounts or otherwise indemnify any Creditor for or on account of:

(i)Taxes based on or measured by the overall net income of any Creditor or Taxes in the nature of franchise taxes or taxes for the privilege of doing business imposed by any jurisdiction or any political subdivision or taxing authority therein unless such are imposed as a result of the activities of the Credit Parties within the relevant taxing jurisdiction; or

(ii)Taxes imposed by any jurisdiction or any political subdivision or taxing authority therein on such Creditor that would not have been imposed but for such Creditor's being organized in or conducting business in or maintaining a place of business in the relevant taxing jurisdiction, or engaging in activities or transactions in the relevant taxing jurisdiction that are unrelated to the transactions contemplated by the Credit Agreement, but only to the extent such Taxes are not imposed as a result of the activities of the Credit Parties within the relevant taxing jurisdiction or the legal status of the Credit Parties under the laws of the taxing jurisdiction.

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5.3Delivery of Tax Forms. Section 7.4 of the Credit Agreement (Delivery of Tax Forms) is incorporated herein by reference with necessary changes to substitute the Guarantor for the Borrowers.

5.4FATCA Information; FATCA Withholding. Sections 7.5 and 7.6 of the Credit Agreement (FATCA Information) and (FATCA Withholding), respectively, are incorporated herein by reference with necessary changes to substitute the Guarantor for the Borrowers.

6.PRESERVATION OF RIGHTS

(a)The Guarantor hereby consents that from time to time, without notice to or further consent of the Guarantor, the time for the performance and/or observance by the Borrowers, or any of them, of any of the agreements, covenants or conditions in the Credit Agreement, the Notes or the other Transaction Document, or any of them, on the part of the Borrowers, or any of them, to be performed and/or observed may be waived or the time of performance thereof extended by any of the Creditors and payment of any sums owing or payable under any such document may be extended or any such document may be renewed in whole or in part or modified in any respect or any collateral or arrangement provided for by any such document as security for any obligation contemplated by any such document may be exchanged, surrendered, released or otherwise dealt with as the Creditors may determine, that the time for the making of any payment of any obligation hereby guaranteed may be accelerated in accordance with any agreement between any of the Creditors and the Borrowers, or any of them, and that any of the acts mentioned in any of said documents may be done and that any document or security therefor may be released in whole or in part without affecting the obligations of the Guarantor hereunder.

(b)The Guarantor hereby waives, to the extent permitted by applicable law: (i) any notice required by law or otherwise to preserve any rights hereunder or under the Credit Agreement, the Notes or any other Transaction Document against the Guarantor or against the other Credit Parties, or any of them, including without limitation: (A) acceptance, presentment, demand, protest, or proof of nonperformance of any Obligation, (B) notice of the sale of any Collateral or the transfer the Credit Parties, or any of them, of any interest in any Collateral or the Credit Agreement, the Notes or any other Transaction Document, (C) notice of the acceptance of this Guaranty and of any change in any of the Credit Parties’ financial condition, (D) notices of the creation, renewal, extension, or accrual of any Obligation or any of the matters referred to in Section 2 hereof, or any notice of or proof of reliance by any of the Creditors upon this Guaranty or acceptance of this Guaranty (the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred or renewed, extended, amended or waived in reliance upon this Guaranty and all dealings between the Credit Parties or the Guarantor and the Creditors shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty), and (E) notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights of any of the Creditors against the Guarantor; (ii) the prior exercise of any remedy contained in the Credit Agreement, the Notes or any other Transaction Document or otherwise available to the Creditors; (iii) any requirement of diligence on the part of any Person including without limitation diligence in making any claim or commencing suit hereon or on the Credit Agreement, the Notes or any other Transaction Document, and any requirement to mitigate damages or exhaust remedies under the Credit Agreement, the Notes or any other Transaction Document; (iv) the right to interpose all substantive and procedural defense of the law of guaranty, indemnification, suretyship, or other applicable law except the defense of prior payment or prior performance by any of the Credit Parties or the Guarantor of the Obligations; (v) all rights and remedies accorded by applicable laws to guarantors or sureties, including any extension of time conferred by any law now or hereafter in effect; (vi) any right

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or claim of right to cause a marshaling of any of the Credit Parties’ assets or to cause any of the Creditors to proceed against any of the Credit Parties or any collateral held by any of the Creditors at any time or in any particular order; (vii) rights to the enforcement, assertion, or exercise by any of the Creditors of any right, power, privilege, or remedy conferred herein or in the Credit Agreement, the Notes or any other Transaction Document or otherwise; (viii) notices of the sale, transfer or other disposition of any right, title to, or interest in the Credit Agreement, the Notes or any other Transaction Document; and (ix) any other right whatsoever which might otherwise constitute a discharge, release, or defense of the Guarantor hereunder or of any of the other Credit Parties under the Credit Agreement, the Notes or any other Transaction Document or which might otherwise limit recourse against the other Credit Parties.   No failure to exercise and no delay in exercising, on the part of any of the Creditors, any right, power, or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The obligations of the Guarantor hereunder shall not be affected by receipt by any of the Creditors of any proceeds of any security at any time held by any of the Creditors.   The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

(c)The Guarantor agrees that so long as any of the Borrowers remains under any actual or contingent liability under the Credit Agreement, the Notes and the other Transaction Documents any rights which the Guarantor may at any time have by reason of the performance by the Guarantor of its obligations hereunder (a) to be indemnified by any of the Borrowers and/or (b) to claim any contribution from the Borrowers or any other guarantor of the Borrowers’ obligations under the Credit Agreement, the Notes or the other Transaction Documents and/or (c) to take the benefit (in whole or in part) of any security taken pursuant to this Guaranty or the Credit Agreement, the Notes or any other Transaction Documents by, all or any of the persons to whom the benefit of the Guarantor's obligations are given, shall be exercised by the Guarantor in such manner and upon such terms as the Creditors may require and further agrees to hold any monies at any time received by it as a result of the exercise of any such rights or otherwise for and on behalf of and to the order of the Creditors for application in or towards payment of any sums at any time owed by the Credit Parties under the Credit Agreement, the Notes or the other Transaction Documents.

(d)The Guarantor further agrees that its liabilities hereunder shall be unconditional irrespective of any other circumstance which might otherwise constitute a discharge at law or in equity of a guarantor or surety. The Guarantor further guarantees that all payments made by the Borrowers, the Guarantor, or any of them, to any of the Creditors on any obligation hereby guaranteed will, when made, be final and agrees that, if any such payment is recovered from, or repaid by, any of the Creditors in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrowers, the Guarantor, or any of them, this Guaranty shall continue to be fully applicable to such obligation to the same extent as though the payment so recovered or repaid had never been originally made on such obligation.

(e)The Creditors may enforce the obligations of the Guarantor hereunder without in any way first pursuing or exhausting any other rights or remedies which the Creditors may have against any of the Borrowers, or against any other person, firm or corporation, or against any security any of the Creditors may hold.

(f)The Guarantor hereby irrevocably waives all rights of subrogation (whether contractual, under Section 509 of Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (herein called the “Bankruptcy Code”), under common law, or otherwise) to the claims of any of the Creditors against the Borrowers, or any of them, and all contractual,

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statutory or common law rights of contribution, reimbursement, indemnification and similar rights and “claims” (as such term is defined in the Bankruptcy Code) against the Credit Parties, or any of them, which arise in connection with, or as a result of, this Guaranty, until such time as the obligations of the Credit Parties under or in connection with the Credit Agreement, the Notes and the other Transaction Documents have been indefeasibly paid in full.

(g)The Guarantor shall not assign, transfer, hypothecate or dispose of any claim that it has or may have against the Borrowers, or any of them, while any indebtedness of the Borrowers to any of the Creditors remains unpaid, without the written consent of the Creditors.

(h)Any delay in or failure to exercise any right or remedy of any of the Creditors shall not be deemed a waiver of any obligation of the Guarantor or right of any of the Creditors. This Guaranty may be modified, and the Creditors’ rights hereunder waived, only by an agreement in writing signed by the Creditors.

(i)Notice of acceptance by the Creditors of this Guaranty and of the incurring of any or all of the obligations hereby guaranteed is hereby waived by the Guarantor, and this Guaranty and all of the terms and provisions hereof shall immediately be binding upon the Guarantor from the date of execution hereof.

7.BENEFIT OF GUARANTY; ASSIGNMENT

This Guaranty shall inure to the benefit of the Creditors, their successors and assigns, and shall bind the successors and assigns of the Guarantor.

8.WAIVER OF JURY TRIAL; GOVERNING LAW; JURISDICTION

EACH OF THE PARENT GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, THE SECURITY TRUSTEE AND EACH OF THE OTHER CREDITORS, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY.

TO THE EXTENT THAT THE PARENT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARENT GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

THIS GUARANTY AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code shall have the meanings therein stated.

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Any legal action or proceeding against the Guarantor with respect to this Guaranty or the obligations guaranteed hereby may be brought in the courts of the State of New York, United States of America, the United States Federal Courts in such State, or in the courts of any other appropriate jurisdiction, as the Creditors may elect, and the Guarantor hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such action or proceeding. The Guarantor hereby agrees that service of process in any such action or proceeding brought in New York may be made upon it by serving a copy of the summons and other legal process in any such action or proceeding on the Guarantor by mailing or delivering the same by hand to the Guarantor at the address indicated for notices in Section 9 hereof. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Guarantor as such, and shall be legal and binding by the Guarantor for all the purposes of any such action or proceeding. In the event that the Guarantor shall not be conveniently available for such service, the Guarantor hereby irrevocably appoints Farkouh, Furman & Faccio, LLP, 460 Park Avenue, New York, NY 10022, Attention: Fred Farkouh as its agent for service of process in respect of the proceeding before such courts (and agrees that service on such agent shall be deemed personal service).

9.NOTICES

Notices and other communications hereunder shall be in writing and may be given or made by facsimile as follows:

If to the Guarantor:

c/o SEACOR Marine Holdings Inc. 12121 Wickchester Lane

Suite 500

Houston, Texas 77079

Facsimile No: (346) 589 0255 Attention: Legal Department

If to the Administrative Agent or Security Trustee:

DNB BANK ASA, New York Branch

30 Hudson Yards,

81st Floor New York, New York 10001

Attn: Mr. Andreas Hundven

Facsimile No.: (212) 681-3900

or to such other address as any party shall from time to time specify in writing. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or demand shall, except so far as otherwise expressly provided by this Guaranty, be deemed to have been received (provided that it is received prior to 2 p.m. New York time), in the case of a facsimile, on the date of dispatch thereof (provided that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or communication is sent it shall be deemed to have been received on the next following Banking Day in such locality), in the case of a letter, at the time of receipt thereof.

10.CEA ELIGIBLE CONTRACT PARTICIPANT

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Notwithstanding anything to the contrary in any Transaction Document, the Guarantor shall not be deemed to guarantee, become jointly and severally obligated for or pledge assets in support of a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”), of any Credit Party if at the time that swap is entered into, the Guarantor is not an “eligible contract participant” as defined in Section 1(a)(18) of the CEA.

11.HEADINGS

In this Guaranty, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day of December, 2021.

SEACOR MARINE HOLDINGS INC.
By:
Name:
Title:

[Signature Page: SMHI Guaranty]